                                                          EXHIBIT 10 (xxviii)(3)
abcdefg

   UNDERLEASE

   HERON QUAYS (HQ4) T1 LIMITED

   and

   HERON QUAYS (HQ4) T2 LIMITED

   and

   CANARY WHARF MANAGEMENT LIMITED

   and

   THE NORTHERN TRUST COMPANY


   TERM COMMENCES  : 1 April 2002
   YEARS           : 20 years
   TERM EXPIRES    : 31 March 2022
   RENT            : (pounds)2,347,312 p.a. exclusive of VAT (subject to review)


   Level B1M and Floors 9-11 of Building HQ4 50 Bank Street Canary Wharf London E14

                                      2002

                                    CONTENTS

CLAUSE                                                                                             PAGE
1.    DEFINITIONS .................................................................................   1
2.    INTERPRETATION ..............................................................................   6
3.    DEMISE AND RENTS ............................................................................   7
4.    TENANT'S COVENANTS ..........................................................................   8
4.1   Rents .......................................................................................   8
4.2   Interest on arrears .........................................................................   8
4.3   Outgoings ...................................................................................   9
4.4   Utility authorities .........................................................................   9
4.5   Repairs .....................................................................................  10
4.6    Plant and machinery ........................................................................  10
4.7   Decorations .................................................................................  10
4.8   Cleaning ....................................................................................  10
4.9   Not Used ....................................................................................  10
4.10  Yield up ....................................................................................  10
4.11  Rights of entry by Landlord and the Management Company ......................................  11
4.12  To comply with notices ......................................................................  11
4.13  Overloading floors and services and installation of wiring etc ..............................  11
4.14  Pipes .......................................................................................  12
4.15  Cooking .....................................................................................  12
4.16  Dangerous materials and use of machinery ....................................................  12
4.17  Heating cooling and ventilation and other systems ...........................................  12
4.18  User ........................................................................................  12
4.19  Alterations signs and visual amenity ........................................................  13
4.20  Works carried out to the Demised Premises ...................................................  14
4.21  Alienation ..................................................................................  14
4.22  Registration of dispositions ................................................................  19
4.23  Disclosure of information ...................................................................  19
4.24  Landlord's costs ............................................................................  19
4.25  Statutory requirements ......................................................................  19
4.26  Planning Acts ...............................................................................  20
4.27  Statutory notices ...........................................................................  21
4.28  Defective premises ..........................................................................  21
4.29  Fire precautions and equipment etc ..........................................................  21
4.30  Encroachments and easements .................................................................  21
4.31  Reletting and sale notices ..................................................................  22
4.32  Indemnity ...................................................................................  22
4.33  Value Added Tax .............................................................................  22
4.34  Regulations .................................................................................  23
4.35  Covenants affecting reversion ...............................................................  24
4.36  Landlord and Tenant (Covenants) Act 1995; Landlord's Release ................................  24
5.    MANAGEMENT COMPANY'S COVENANTS ..............................................................  24
6.    LANDLORD'S COVENANTS ........................................................................  24
6.1   Quiet Enjoyment .............................................................................  24
6.2   Management Company's Obligations ............................................................  24
6.3   Superior Title ..............................................................................  24
6.4   Value Added Tax .............................................................................  24
6A.   DEFECTS .....................................................................................  25
7.    INSURANCE ...................................................................................  25
7.1   Landlord to insure ..........................................................................  25
7.2   Commissions and restriction on Tenant insuring ..............................................  26

7.3   Landlord's fixtures and Tenant's Insured Fittings ...........................................  26
7.4   Landlord to produce evidence of insurance ...................................................  27
7.5   Cesser of rent ..............................................................................  27
7.6   Destruction of the Building .................................................................  27
7.7   Option to determine .........................................................................  28
7.8   Payment of insurance moneys refused .........................................................  29
7.9   Insurance becoming void .....................................................................  29
7.10  Requirements of insurers ....................................................................  29
7.11  Notice by Tenant ............................................................................  29
7.12  Benefit of other insurances .................................................................  29
7.13  Uninsured Risks .............................................................................  29
7.14  Suspension of Rent Free Period ..............................................................  30
8.    PROVISOS ....................................................................................  30
8.1   Forfeiture ..................................................................................  30
8.2   No implied easements ........................................................................  31
8.3   Exclusion of warranty as to user ............................................................  31
8.4   Landlord's and Management Company's obligations .............................................  31
8.5   Exclusion of Landlord's and Management Company's liability ..................................  31
8.6   Right for Landlord to perform or to nominate another company to perform Management Company's obligations .................................................................................  32
8.7   Development of Adjoining Property ...........................................................  32
8.8   Use of premises outside Business Hours ......................................................  33
8.9   Notices .....................................................................................  33
8.10  Invalidity of certain provisions ............................................................  33
8.11  Plans drawings etc ..........................................................................  34
8.12  Confidentiality provision ...................................................................  34
8.13  Waiver etc. of regulations ..................................................................  35
8.14  Third Party Rights ..........................................................................  35
8.15  Applicable Law and Jurisdiction .............................................................  35
8.16  Representations .............................................................................  35
8.17  Provisions as to Entry ......................................................................  35
9.    SERVICE CHARGE ..............................................................................  36
10.   NEW TENANCY .................................................................................  43

FIRST SCHEDULE ....................................................................................  44
Rights Granted ....................................................................................  44
1.    Estate Common Parts .........................................................................  44
2.    Pipes .......................................................................................  44
3.    Common Parts of the Building ................................................................  44
4.    Entry to other parts of the Building ........................................................  45
5.    Support .....................................................................................  45
6.    Car Parking .................................................................................  45
7.    Bicycles and Motorcycles ....................................................................  46
8.    List of tenant's names ......................................................................  46
9.    Reception Area ..............................................................................  46
10.   Affixing of items to the structure of the Building ..........................................  46
11.   Mechanical Space ............................................................................  46
12.   Telecommunications Equipment ................................................................  46
13.   Naming of the Building ......................................................................  48

SECOND SCHEDULE ...................................................................................  49
Exceptions and Reservations .......................................................................  49
1.    Pipes .......................................................................................  49

2.   Entry ..............................................................................................  50
3.   Scaffolding ........................................................................................  50
4.   Light and air etc. .................................................................................  50
5.   Support ............................................................................................  50
6.   Building on the Adjoining Property .................................................................  51
7.   Alteration of Common Parts .........................................................................  51
8.   Use of Estate Common Parts and Common Parts of the Building ........................................  51

THIRD SCHEDULE ..........................................................................................  52
Rent Reviews ............................................................................................  52
1.   Definitions ........................................................................................  52
2.   The Rent ...........................................................................................  54
3.   Agreement or determination of the Open Market Rent .................................................  54
4.   Deemed Open Market Rent ............................................................................  54
5.   Appointment of Surveyor ............................................................................  54
6.   Fees of Surveyor ...................................................................................  55
7.   Appointment of new surveyor ........................................................................  55
8.   Interim payments pending determination .............................................................  55
9.   Rent Restrictions ..................................................................................  55
10.  Memoranda of reviewed rent .........................................................................  56
11.  Time not of the essence ............................................................................  56

FOURTH SCHEDULE .........................................................................................  57
Covenants by the Surety .................................................................................  57
1.   Indemnity by Surety ................................................................................  57
2.   Surety jointly and severally liable with Tenant ....................................................  57
3.   Waiver by Surety ...................................................................................  57
4.   Postponement of claims by Surety against Tenant ....................................................  57
5.   Postponement of participation by Surety in security ................................................  57
6.   No release of Surety ...............................................................................  58
7.   Disclaimer or forfeiture of Lease ..................................................................  58
8.   Benefit of guarantee and indemnity .................................................................  59

FIFTH SCHEDULE ..........................................................................................  60
Matters to which the Demised Premises are subject .......................................................  60

SIXTH SCHEDULE ..........................................................................................  61
Estate Services .........................................................................................  61
Part A ..................................................................................................  61
1.   Serviced Areas .....................................................................................  61
2.   Apparatus plant machinery etc ......................................................................  61
3.   Pipes ..............................................................................................  61
4.   Fire alarms etc ....................................................................................  61
5.   Lighting ...........................................................................................  62
6.   Roads Malls etc open ...............................................................................  62
7.   Security surveillance and visitor control ..........................................................  62
8.   Provision of signs and general amenities ...........................................................  62
9.   Ornamental features gardens etc ....................................................................  62
10.  Fixtures fittings etc ..............................................................................  62
11.  Windows ............................................................................................  62
12.  Refuse .............................................................................................  63
13.  Traffic ............................................................................................  63
14.  Energy and supply services .........................................................................  63

15.  Water Areas and Waterside and Riverside Walkways ................................  63
16.  Transport Services ..............................................................  63
17.  Other services ..................................................................  63
Part B ...............................................................................  64
1.   Staff ...........................................................................  64
2.   Common Facilities ...............................................................  64
3.   Transportation Facilities .......................................................  64
4.   Outgoings .......................................................................  64
5.   Statutory requirements ..........................................................  64
6.   Representations .................................................................  65
7.   Fees of the Estate Surveyor and the Accountant ..................................  65
8.   Management ......................................................................  65
9.   Insurance .......................................................................  65
10.  Public activities ...............................................................  66
11.  Public toilets ..................................................................  66
12.  Miscellaneous items .............................................................  66

SEVENTH SCHEDULE .....................................................................  67
Building Services ....................................................................  67
Part A ...............................................................................  67
Part I ...............................................................................  67
------
1.   The Core Parts ..................................................................  67
2.   Base Parts of the Building ......................................................  68
3.   Hot and cold water ..............................................................  68
4.   Air conditioning ................................................................  68
Part II ..............................................................................  68
-------
1.   Lifts ...........................................................................  68
2.   Hot and Cold Water ..............................................................  68
3.   Maintenance and Cleaning ........................................................  68
4.   Air Conditioning ................................................................  68

SEVENTH SCHEDULE .....................................................................  69
Part B ...............................................................................  69
Part I ...............................................................................  69
------
1.   Retained Parts ..................................................................  69
2.   Apparatus plant machinery etc ...................................................  69
3.   Fire alarms etc .................................................................  69
4.   Security and surveillance .......................................................  69
5.   Staff ...........................................................................  69
6.   Common Facilities ...............................................................  70
7.   Outgoings .......................................................................  70
8.   Representations .................................................................  70
9.   Regulations .....................................................................  70
10.  Miscellaneous items .............................................................  70
Part II ..............................................................................  71
-------
1.   Retained Parts ..................................................................  71
2.   Apparatus Plant Machinery etc ...................................................  71
3.   Security and surveillance .......................................................  71
4.   Provision of signs and general amenities ........................................  71
5.   Ornamental features gardens etc .................................................  71
6.   Fixtures fittings etc ...........................................................  71
7.   Windows .........................................................................  71
8.   Refuse ..........................................................................  72

9.   Energy and supply services ................................................................  72
10.  Other services ............................................................................  72
11.  Staff .....................................................................................  72
12.  Common Facilities .........................................................................  72
13.  Outgoings .................................................................................  73
14.  Statutory requirements ....................................................................  73
15.  Representations ...........................................................................  73
16.  Regulations ...............................................................................  73
17.  Enforcement of covenants etc ..............................................................  73
18.  Fees of the Building Surveyor and the Accountant ..........................................  73
19.  Management ................................................................................  73
20.  Miscellaneous items .......................................................................  74
21.  Insurance .................................................................................  74
22.  Decorations ...............................................................................  74
23.  Staff .....................................................................................  74
24.  Name boards ...............................................................................  74
25.  Generally .................................................................................  74
26.  Building Car Park .........................................................................  74

EIGHTH SCHEDULE ................................................................................  75
Authorised Guarantee Agreement to be given by Tenant ...........................................  75
1.   Authorised Guarantee ......................................................................  75
2.   Tenant's liability ........................................................................  75
3.   Disclaimer of Lease .......................................................................  76
4.   Supplementary provisions ..................................................................  76
5.   [Guarantee] ...............................................................................  77
6.   Guarantor to join in new lease ............................................................  77

NINTH SCHEDULE .................................................................................  78
Expert determination ...........................................................................  78

TENTH SCHEDULE .................................................................................  80
Defects ........................................................................................  80
1.   Interpretation ............................................................................  80
2.   Snagging Items ............................................................................  80
3.   Defects in the Base Building Works ........................................................  80
4.   Access to the Demised Premises to remedy Snagging Items and/or Defects in the Base Building Works ................................................................  80
5.   Defects Costs in respect of Base Building Works ...........................................  81
6.   Defects Costs in respect of the Infrastructure Works ......................................  81
7.   Tenant to notify Landlord of Latent Defective Works .......................................  81
8.   Landlord to have no other liability .......................................................  82

                                      LEASE PARTICULARS

---------------------------------------------------------------------------------------------

1.       DATE                      :                                day of            2002

---------------------------------------------------------------------------------------------

2.       LEASE OR UNDERLEASE       :    Underlease

---------------------------------------------------------------------------------------------
3.       PARTIES

         (a)      LANDLORD         :    HERON QUAYS (HQ4) T1 LIMITED whose registered
                                        office is at One Canada Square Canary Wharf London
                                        E14 5AB (Company registration number 4290518) and
                                        HERON QUAYS (HQ4) T2 LIMITED whose registered
                                        office is at One Canada Square Canary Wharf London
                                        E14 5AB (Company registration number 4290517)
         (b)      MANAGEMENT       :    CANARY WHARF MANAGEMENT LIMITED whose registered
                  COMPANY               office is at One Canada Square  Canary Wharf
                                        London  E14 5AB (Company registration number
                                        2067510)


         (c)      TENANT           :    THE NORTHERN TRUST COMPANY registered in the State
                                        of Illinois whose registered office is at 50 South
                                        LaSalle Street Chicago Illinois 60675 USA and whose
                                        address for service in the UK is 50 Bank Street
                                        London  E14 5NT (Company Registration number
                                        BR001960)

---------------------------------------------------------------------------------------------

4.       DEMISED PREMISES          :    Those parts of level B1M and Floors 9-11 of the
                                        Building shown for the purpose of identification
                                        only edged red on Plan 2-5

---------------------------------------------------------------------------------------------

5.       BUILDING                  :    ALL THAT land and premises including (if any) the
                                        dockbed and water thereover the quayside and the
                                        parts of the dock walls located therein and the
                                        building known as HQ-4 50 Bank Street Canary Wharf
                                        West India Docks  Isle of Dogs  London  E14 and
                                        more particularly shown edged red on Plan 1

---------------------------------------------------------------------------------------------

6.       TERM and TERM             :    20 years commencing on 1 April 2002
         COMMENCEMENT DATE

---------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
7.       INITIAL RENT                                  :    TWO MILLION THREE HUNDRED AND FORTY-SEVEN THOUSAND
                                                            THREE HUNDRED AND TWELVE POUNDS ((pounds)2,347,312)

-----------------------------------------------------------------------------------------------------------------

8.       RENT COMMENCEMENT DATE                        :    31 August 2003

-----------------------------------------------------------------------------------------------------------------

9.       RENT REVIEW DATES                             :    1 April 2007 and every fifth anniversary of such
                                                            day during the Term

-----------------------------------------------------------------------------------------------------------------

10.      ESTATE SERVICE CHARGE PERCENTAGE              :    The percentage to be established pursuant to Clause
                                                            9.1(j) (subject to Clause 9.8)

-----------------------------------------------------------------------------------------------------------------

11.      BUILDING SERVICE CHARGE PERCENTAGE            :    The percentages to be established pursuant to
                                                            Clause 9.1(e) (subject to Clause 9.8)

-----------------------------------------------------------------------------------------------------------------

12.      DECORATION YEARS                              :    The year ending 1 April 2007 and thereafter every
                                                            subsequent fifth year of the Term

-----------------------------------------------------------------------------------------------------------------

13.      PERMITTED USER                                :    High class professional or commercial offices and
                                                            ancillary storage and catering

-----------------------------------------------------------------------------------------------------------------

THIS LEASE made on the Date and BETWEEN the Parties specified in the Particulars

WITNESSETH as follows:-

1.   DEFINITIONS

     In this Lease the following expressions shall have the following meanings:-

1.1  "Acceptable Assignee" means:-

     (a) An Entity which has (or whose obligations will be guaranteed by an Entity which has) continuously for a period of 12 months immediately preceding the date of the application to assign maintained and which on the date of the application for licence to assign this Lease still maintains:-

          (i) in respect of its senior unsecured unsubordinated and unguaranteed long term debt obligations a credit rating of A or better from Standard & Poor's Ratings Group, a division of McGraw-Hill Inc ("Standard & Poor's") or A2 from Moody's Investors Service ("Moody's"); or

          (ii) a long-term counterparty credit rating of A or better from Standard & Poor's; or

          (iii) credit ratings in respect of its senior unsecured unsubordinated and unguaranteed long term debt or in respect of its long term counterparty status from other major rating agencies acceptable to the Landlord acting reasonably equivalent to or better than any one of the credit ratings described in (i) and (ii) above;

     AND WHERE

          (iv) at the date of the application for licence to assign there is no other major rating agency whose equivalent rating in respect of the proposed assignee is lower than any of the credit ratings described in (i) or (ii) above provided that where any relevant agency rebases redesignates or otherwise changes the substance of or criteria for a relevant rating as referred to in (i) or (ii) above (or the number of grades or rankings above or below the relevant rating) or does any other act or thing so that the comparative creditworthiness strength or substance reflected in any of the ratings referred to in (i) or (ii) above is changed then there shall be deemed substituted for the ratings referred to in (i) or (ii) above such new or revised ratings as will then reflect and be equivalent to the relative creditworthiness strength and substance implied by the above ratings at the date hereof to the intent and effect that the substituted rating shall be equivalent mutatis mutandis to the current standards of creditworthiness strength and substance reflected in such current ratings; and

          (v) at the date of the application to assign the proposed assignee's credit rating has not been placed on Credit Watch nor has been accorded negative or developing rating outlook or equivalent (other than with a view to a possible up-grade) by either Standard & Poor's or Moody's unless prior to being placed on Credit Watch or being accorded such outlook the proposed assignee's credit rating in respect of its senior unsecured unsubordinated and unguaranteed long term debt obligations was either A or better from Standard & Poor's or A2 or better from Moody's; or

          (b) an Entity whose financial standing does not adversely affect (otherwise than to an immaterial extent) the market value of the Landlord's interest in the Demised Premises by taking an assignment of this Lease when compared with the position immediately prior to the proposed assignment (whether or not the Landlord has any intention at the time of selling or raising money on the security of its reversionary interest in the Demised Premises) by a hypothetical tenant who has at that point:-

               (i) in respect of its senior unsecured unsubordinated and unguaranteed long term debt obligations a credit rating of A from Standard & Poor's or A2 from Moody's;

               (ii) a long-term counterpart credit rating of A from Standard &
                    Poor's or A2 from Moody's

               the market value of the Landlord's interest in the Demised Premises shall be calculated having regard to the valuation guidelines set out in the RICS Appraisal and Valuation Manual current at the date of the said valuation or such alternative valuation practice for institutional investment office properties as is in common use for office premises of similar Net Internal Area to the Demised Premises in London at the date of the application for licence to assign

     1.1a "Accountant" means a Chartered Accountant or firm of Chartered
          Accountants appointed or employed by the Management Company or a Group Company of the Management Company to perform the functions of the Accountant under this Lease

     1.2 "Adjoining Property" means all parts of the Estate (other than the Demised Premises) and any land and/or buildings from time to time adjoining or neighbouring the Estate

     1.2a "Agreement for Lease" means the agreement for lease relating to the development and leasing of B1 B1M and Floors 5-11 of the Building dated 15 November 2000 and made between (1) Heron Quays Properties Limited (2) the Tenant and (3) Canary Wharf Group plc as varied by a Deed of Variation dated 4 January 2002 and made between (1) Heron Quays Properties Limited (2) the Tenant and (3) Canary Wharf Estates Limited (formerly known as Canary Wharf Group plc)

     1.3 "Base Rate" means the Base Rate for the time being of Barclays Bank PLC or some other London clearing bank nominated from time to time by the Landlord or in the event of Base Rate ceasing to exist such other reasonable comparable rate of interest as the Landlord shall from time to time determine

     1.4 "Building" means the Building (of which the Demised Premises form part) briefly described in the Particulars and each and every part thereof and all the appurtenances belonging thereto including:-

          (a)  all landlord's fixtures and fittings in or upon the same

          (b) all additions alterations and improvements thereto (excluding all tenant's and trade fixtures and fittings)
     and shall also include any additional land and buildings which the Landlord from time to time reasonably designates as part of the Building

1.5 "Building Services" means the services set out in Part A of the Seventh Schedule

1.6 "Business Hours" means 7.00 am to 8.00 pm on Mondays to Fridays (inclusive) and 8.00 am to 2.00 pm on Saturdays (excluding all usual bank or public holidays) or such other hours as may from time to time be reasonably designated by the Landlord

1.7 "Car Park" means the car parks within the Estate (other than the car parking area (if any) within the Building) designated as such from time to time in writing by the Landlord

1.8 "Common Parts of the Building" means those parts and amenities of the Building which are from time to time provided (or designated by the Landlord) for common use by tenants and occupiers of the Building with or without others and all persons authorised by them but excluding the Estate Common Parts and the Lettable Areas

1.9 "Demised Premises" means the Demised Premises as briefly described in the Particulars including:-

     (a) the internal plaster surfaces and finishes of all structural or load bearing walls and columns within the Demised Premises and of all walls which enclose the same

     (b) the entirety of all non-structural or non-load bearing walls and columns within the Demised Premises

     (c) the inner half severed medially of the internal non-structural or non-load bearing walls (if any) that divide the same from other parts of the Building

     (d)  the screed and floor finishes thereof and all carpets

     (e) the ceiling finishes thereof including all suspended ceilings and light fittings

     (f) all glass window frames and window furniture in the windows and all doors door furniture and door frames

     (g)  all sanitary and hot and cold water apparatus and equipment

     (h) all Pipes under and over the same which exclusively serve the Demised Premises

     (i) all landlord's fixtures fittings plant machinery ducting sprinklers apparatus and equipment now or hereafter in or upon the same which exclusively serve the Demised Premises

     (j)  all additions alterations and improvements thereto

     but nevertheless excluding (i) all structural or load bearing walls and columns and the structural slabs of any roofs ceilings and floors (ii) all glass window frames and window furniture in the windows in the external skin of the Building (iii) pipes belonging to public utilities or those which serve other parts of the Building or Adjoining Property

1.10 "Development" means development as defined in Section 55 of the Town and Country Planning Act 1990

1.11a "Entity" means a body corporate or other business organisation or partnership

1.11 "Estate" means the land and water areas at Canary Wharf and Heron Quays London E14 shown edged green on Plan 1 with any additional land and water areas in which the Landlord or a Group Company of the Landlord shall acquire a freehold or leasehold interest and which the Landlord from time to time reasonably designates as part of the Estate and all buildings and appurtenances thereon and all additions alterations and improvements thereto

1.12 "Estate Common Parts" means those parts of the Estate and the Adjoining Property (such parts not being publicly adopted) which are from time to time intended and/or reasonably designated and provided for the common use and enjoyment of the Tenant and the tenants of the Estate and persons claiming through or under them (whether or not other parties are also entitled to use and enjoy the same) but excludes all car parks within the Estate

1.13  "Estate Services" means the services set out in Part A of the Sixth
      Schedule insofar as the same are attributable to the Estate excluding the Car Park

1.14 "Force Majeure" means any cause beyond the reasonable control of the Landlord or the Management Company

1.15 "Group Company" in relation to any company ("the Relevant Company") means a company which is for the time being a subsidiary of or the holding company of the Relevant Company or which is another subsidiary of the holding company of the Relevant Company (in each case within the meaning of Section 736 of the Companies Act 1985, as ` amended by the Companies Act 1989)

1.16 "Insured Risks" means (to the extent that the same are insurable in the global insurance market) fire storm tempest flood earthquake lightning explosion impact aircraft (other than hostile aircraft) and other aerial devices and articles dropped therefrom riot civil commotion malicious damage or damage caused as a result of terrorist action bursting or overflowing of water tanks apparatus or Pipes and such other risks as the Landlord may from time to time specify subject to such exclusions excesses limitations terms and conditions as may be imposed by the insurers

1.17  "Interest Rate" means four percentage points (4%) per annum above Base
      Rate

1.18a "Irrecoverable VAT" means any Value Added Tax paid or payable by the Tenant in relation to supplies made by the Landlord to the Tenant by reason of this Lease if in respect of such payment and to the extent thereof the Tenant does not (or would not if appropriate claims had been made in due time) receive a credit in full as "input tax" whether as a VAT credit or as a deduction from "output tax" (as the expressions "input tax" and "output tax" are defined in Section 24 of the Value Added Tax Act 1994 and as the expression "VAT credit" is defined in Section 25 of that Act) under Sections 25 and 26 of that Act for the "prescribed accounting period" (as that expression is used in Sub-Section 25(1) of that Act) in relation to Value Added Tax

1.18 "Landlord" means the party named as "Landlord" in the Particulars and includes the person for the time being entitled to the reversion immediately expectant on the determination of the Term

1.19 "this Lease" means this Underlease and any document which is made supplemental hereto or which is entered into pursuant to or in accordance with the terms hereof

1.20 "Lettable Areas" means those parts of any building (including the Building) leased or intended to be leased or capable of being leased to occupational tenants but excluding any parts of such building leased or intended to be leased or capable of being leased to public utilities for the purposes of the carrying out of their statutory obligations

1.21 "Management Company" means the party named as "Management Company" in the Particulars or such other company as may be substituted therefor by the Landlord by notice in writing to the Tenant pursuant to Clause 8.6 PROVIDED THAT in the event of any such substitution then at the request of either the Landlord or the Tenant the substituted management company the Tenant and any Surety shall enter into a Deed by which the Tenant and the Surety covenant with the new management company and the new management company covenants with the Tenant in the terms of the covenants between the Management Company the Tenant and any Surety contained in this Lease

1.22 "Mechanical Space Area" means the areas on Floor B2 and Floor 12 of the Building shown for the purpose of identification only hatched and edged blue on Plans 6 and 7

1.23 "Net Internal Area" shall have the meaning given to it by the Code of Measuring Practice published on behalf of the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers (Fourth Edition November 1993) or such subsequent Edition as shall be generally used by measurement surveyors and shall be determined from time to time by the Estate Surveyor (as defined in Clause 9.1(k)) (ignoring works carried out by tenants or occupiers during the subsistence of the lease or underlease in existence at the time of such determination)

1.24 "Particulars" means the descriptions and terms appearing on the preceding pages headed "Lease Particulars" which comprise part of this Lease

1.25 "Permitted Part" means the separate unit of accommodation as defined in Clause 4.21(c)(ii)

1.26 "Pipes" means all pipes sewers drains ducts conduits gutters watercourses wires cables channels flues service corridors trunking and all other conducting media and any ancillary apparatus

1.27 "Plan 1" "Plan 2" "Plan 3" etc means the plans annexed hereto and respectively so marked

1.28 "Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and any other town and country planning or related legislation

1.29 "Quarterly Day" means each of the 1st day of January 1st day of April 1st day of July and 1st day of October

1.30 "Regulations" means the regulations set out in a manual which has been made available to the Tenant and which may be reasonably updated from time to time and such substituted or additional reasonable Regulations as the Landlord may from time to time notify in writing to the Tenant for the general management oversight and security of the Building the Car Park or the Estate

1.31 "Rent" means the Initial Rent and the rent payable pursuant to the provisions of the Third Schedule

1.32 "Retained Parts" means the Common Parts of the Building and all parts of the Building which do not comprise Lettable Areas or Estate Common Parts and/or which are designated as such from time to time by the Landlord

1.33 "Superior Landlord" means the person or persons for the time being entitled to any estate or estates which are reversionary (whether immediate or mediate) upon the Landlord's estate

1.34 "Superior Lease" means the Lease dated 16 March 1998 and made between London Docklands Development Corporation (1) and Heron Quays Properties Limited (2) as amended from time to time and any other lease or leases which are reversionary (whether immediate or mediate) upon this Lease

1.35 "Surety" means the party (if any) named as "Surety" in the Particulars and any other party who during the Term acts as Surety and in the case of an individual includes his personal representatives

1.36 "Tenant" means the party named as "Tenant" in the Particulars and includes the Tenant's successors in title and assigns and those deriving title under them and in the case of an individual includes his personal representatives

1.37 "Tenant's Category "A" Works" and "Tenant's Category "B" Works" mean respectively the works described as such in a Memorandum dated signed on behalf of each of the Landlord and the Tenant and annexed hereto collectively called the "Tenant's Works"

1.38 "Term" means the term of years stated in the Particulars and includes the period of any holding over or any extension or continuation whether by statute or common law

1.39 "Value Added Tax" and "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and includes any other tax from time to time replacing it or of a similar fiscal nature

1.40 "Working Day" means any day (other than a Saturday or a Sunday) upon which clearing banks in the United Kingdom are open to the public for the transaction of business

2.   INTERPRETATION

     UNLESS the context otherwise requires:-

2.1 where two or more persons are included in the expression "the Tenant" and/or "the Landlord" the covenants which are expressed to be made by the Tenant and/or the Landlord shall be deemed to be made by such persons jointly and severally

2.2 words importing persons shall include firms companies and corporations and vice versa

2.3 any covenant or regulation to be observed by any party hereto not to do any act or thing shall include an obligation not to cause permit or suffer such act or thing to be done

2.4 references either to any rights or powers of the Landlord or the Management Company or the rights of the Tenant in relation to the Adjoining Property shall be construed as extending respectively to the Superior Landlord and all persons authorised by the Landlord and/or the Management Company and the Superior Landlord and as the case may be by the Tenant

2.5 reference to the requirement of any consent and/or approval from and/or registration with the Landlord and/or the Management Company shall be construed as:-

     (a) requiring the Landlord and/or Management Company not unreasonably to delay giving any such consent and/or approval where either the Landlord or Management Company is not unreasonably to withhold such consent and/or approval; and

     (b) including a requirement for the consent and/or approval of and/or registration with a Superior Landlord where the Superior Landlord's consent and/or approval would be required under the terms of a Superior Lease except that nothing herein shall be construed as imposing on a Superior Landlord any obligation (or indicating that such an obligation is imposed on the Superior Landlord by virtue of the terms of a Superior Lease) not unreasonably to refuse any such consent and/or approval

2.6 any reference to a statute (whether specifically named or not) shall include any amendment or re-enactment of such statute for the time being in force and all instruments orders notices regulations directions bye-laws permissions and plans for the time being made issued or given thereunder or deriving validity therefrom

2.7 the titles and headings appearing in this Lease are for reference only and shall not affect its construction

2.8 all agreements and obligations by any party contained in this Lease (whether or not expressed to be covenants) shall be deemed to be and shall be construed as covenants by such party

3.   DEMISE AND RENTS

     THE Landlord HEREBY DEMISES unto the Tenant the Demised Premises TOGETHER WITH the rights and easements specified in the First Schedule EXCEPT AND RESERVING the rights and easements specified in the Second Schedule SUBJECT TO all rights easements quasi-easements privileges covenants restrictions and stipulations of whatsoever nature affecting the Demised Premises including the matters contained or referred to in the Deeds mentioned in the Fifth Schedule TO HOLD the Demised Premises unto the Tenant from and including the Term Commencement Date for the Term YIELDING AND PAYING unto the Landlord and (where expressly provided hereunder) the Management Company during the Term by way of rent:-

     (a)  yearly and proportionately for any fraction of a year:-

          (i) from and including 1 June 2002 the rent of FORTY THOUSAND POUNDS ((Pounds)40,000) until the Rent Commencement Date

          (ii) from and including the Rent Commencement Date up to but excluding 1 April 2007 the Initial Rent

          (iii) from and including each Review Date (as that term is defined in the Third Schedule) such Rent as shall become payable under and in accordance with the provisions of the Third Schedule in each case to be paid to the Landlord (by Banker's Standing Order if the Landlord reasonably so requires) by equal quarterly payments in advance on each Quarterly Day in every year the first payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to the day before the next Quarterly Day to be made on the Rent Commencement Date

     (b) a due proportion to be fairly and properly determined by the Landlord of all sums (including insurance tax and the cost of periodic valuations for insurance purposes) which the Landlord shall from time to time be liable to pay for insuring the Building against the Insured Risks pursuant to Clause 7.1(a) and the other matters referred to in Clauses 7.1(c) and 7.1(d) and the whole of the sums which the Landlord shall from time to time pay for insuring against loss of rents pursuant to Clause 7.1(b) such sums to be paid to the Landlord on demand

     (c) the payments to be made to the Management Company (subject to Clause 8.6) in accordance with Clause 9

     (d) the moneys referred to in Clauses 4.2 and 4.33 to be paid to the Landlord or the Management Company as therein provided on demand

     (e) any other moneys which are by this Lease stated to be recoverable as rent in arrear to be paid to the Landlord or the Management Company as therein provided on demand

4.   TENANT'S COVENANTS

     THE Tenant HEREBY COVENANTS with the Landlord and as a separate covenant with the Management Company as follows:-

4.1  Rents

     To pay the rents reserved by this Lease at the times and in the manner aforesaid without any abatement set-off counterclaim or deduction whatsoever (save those that the Tenant is required by law to make) and so that the Landlord shall receive full value in cleared funds on the date when payment is due

4.2  Interest on arrears

     (a) Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord or the Management Company if any of the rents reserved by this Lease (whether formally demanded or not) or any other sum of money payable to the Landlord or the Management Company by the Tenant under this Lease shall not be paid so that the Landlord receives full value in cleared funds:-

          (i) in the case of the Rent and any Value Added Tax thereon, on the date when payment is due (or, if the due date is not a Working Day, the next Working Day after the due date); or

          (ii) in the case of any other rents or sums within seven (7) days after the date when payment has become due to pay interest thereon at the Interest Rate from the date on which payment was due to the date of payment to the Landlord or the Management Company (as the case may be) (both before and after any judgment)

     (b) Without prejudice to any other right, remedy or power contained in this Lease or otherwise available to the Landlord, if the Landlord shall decline to accept any of the rents or other sums of money so as not to waive any existing breach of covenant, the Tenant shall pay interest on such rents and other sums of money at the Interest Rate from and including the date when payment was due (or, where applicable, would have been due if demanded on the earliest date on which it could have been demanded) to the date when payment is accepted by the Landlord

4.3  Outgoings

     (a) To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever or (where such outgoings relate to the Demised Premises and other premises) a due proportion thereof to be reasonably determined by the Landlord which now are or may at any time during the Term be payable in respect of the Demised Premises (and all car parking spaces designated for the use of the Tenant) whether by the owner or the occupier of them (excluding any tax payable by the Landlord occasioned by the grant of and any disposition of or dealing with the reversion to this Lease)

     (b) To the extent not detrimental to the Tenant's interests to raise no objection to the Landlord or the Management Company contesting any outgoings as aforesaid and appealing any assessments related thereto or withdrawing any such contest or appeal or agreeing with the relevant authorities on any settlement compromise or conclusion in respect thereof and to supply to the Landlord forthwith upon receipt copies of any such assessments and to execute forthwith on request all consents authorisations or other documents as the Landlord or the Management Company reasonably requests to give full effect to the foregoing

     (c) Not to agree or appeal or contest any such outgoings or any assessments related thereto without the prior approval in writing of the Landlord (such approval not to be unreasonably withheld)

     (d) To pay all charges for electricity telephone water gas (if any) and other services and all sewage and environmental charges consumed in the Demised Premises including any connection charge and meter installation costs and rents and if so required by the Landlord at the Tenant's own cost to install a water meter to measure the water consumed in the Demised Premises and (where any such services are provided by the Landlord or the Management Company at the request of the Tenant or where there is no reasonable alternative) to pay for any such service consumed and a standing charge at a reasonable rate (not exceeding 10% of the cost of the same to the Landlord or the Management Company) specified from time to time by the Landlord or the Management Company and to permit the Landlord or the Management Company to install maintain and read any meter in the Demised Premises relating to any such service

4.4  Utility authorities

     To pay to the Landlord or as it may direct an amount equal to any rebate or rebates which the Tenant or any undertenant may receive from public utilities in respect of the capital costs incurred by the Landlord the London Docklands Development Corporation (or any successor body) or some party (other than the Tenant) of providing water foul and surface water drainage gas electricity and telecommunications

4.5  Repairs

     (a) To repair and keep in good and substantial repair and condition the Demised Premises (other than any parts which the Landlord or the Management Company has covenanted to maintain or replace or repair) (damage by the Insured Risks excepted save to the extent that payment of the insurance moneys shall be withheld by reason of any act neglect or default of the Tenant or any undertenant or any person under its or their control)

     (b) To replace from time to time any of the Landlord's fixtures and fittings which become in need of replacement with new ones which are similar in type and quality (excluding any such fixtures and fittings which the Landlord or the Management Company is liable to maintain or repair or replace pursuant to their respective covenants herein contained)

4.6  Plant and machinery

     To keep all plant machinery and other equipment (not being moveable property of the Tenant or any undertenant) in the Demised Premises properly maintained and in good working order and condition and shall not adversely affect the base building systems and any warranties which the Landlord may enjoy in relation to the same

4.7  Decorations

     In every Decoration Year and also in the last three months of the Term howsoever determined in a good and workmanlike manner to prepare and decorate (with two coats at least of good quality paint) or otherwise treat as appropriate all parts of the Demised Premises required to be so treated and as often as may be reasonably necessary to wash down all washable surfaces such decorations and treatment in the last year of the Term to be executed in such colours and materials as the Landlord may reasonably require

4.8  Cleaning

     (a) To keep the Demised Premises in a clean and tidy condition and at least once in every month properly to clean the inside of all exterior windows window frames and other exterior glass enclosing the Demised Premises

     (b) To invite the cleaning contractor nominated by the Landlord to tender to the Tenant for the cleaning of the Demised Premises

4.9  Not Used

4.10 Yield up

     (a) Immediately prior to the expiration or sooner determination of the Term at the cost of the Tenant:-

          (i) to replace any of the Landlord's fixtures and fittings which shall be missing or damaged with new ones of similar kind and quality or (at the option of the Landlord) to pay to the Landlord the cost of replacing any of the same

          (ii) to remove from the Demised Premises any moulding or sign of the name or business of the Tenant or occupiers and all tenant's fixtures fittings furniture and effects and to make good to the reasonable satisfaction of the Landlord all damage caused by such removal

          (iii) only if reasonably required by the Landlord to remove all video data and sound communications conducting material installed in the Building by or at the request of the Tenant or any undertenant

     (b) At the expiration or sooner determination of the Term quietly to yield up the Demised Premises to the Landlord in good and substantial repair and condition in accordance with the covenants and other obligations on the part of the Tenant contained in this Lease and to no less a standard of finish than the Demised Premises would have been in if they had been constructed to the "Minimum Standard Developer's Finish for Tenant's Work" when the Building was originally constructed

4.11 Rights of entry by Landlord and the Management Company

     Subject to the provisions of Clause 8.18 to permit the Landlord and the Management Company with all necessary materials and appliances at all reasonable times upon reasonable prior notice (except in cases of emergency) to enter and remain upon the Demised Premises:-

     (a) to view and examine the state and condition of the Demised Premises and to take schedules of the landlord's fixtures

     (b)  to exercise any of the rights excepted and reserved by this Lease

     (c) for any other proper purpose connected with the management of or the interest of the Landlord in the Demised Premises or the Building

4.12 To comply with notices

     (a) Whenever the Landlord shall give written notice to the Tenant of any breach of covenant to forthwith remedy such breach

     (b) If the Tenant shall fail within twenty-one (21) days of such notice or as soon as reasonably possible in the case of emergency to commence and then diligently to continue to comply with such notice the Landlord may without further notice enter the Demised Premises and carry out or cause to be carried out all or any of the works referred to in such notice and all costs and expenses thereby incurred shall be paid by the Tenant to the Landlord on demand and in default of payment shall be recoverable as rent in arrear

4.13 Overloading floors and services and installation of wiring etc

     (a) Not to do anything which may subject the Demised Premises or the Building to any strain beyond that which it is designed to bear with due margin for safety and to pay to the Landlord on demand all costs reasonably incurred by the Landlord in obtaining the opinion of a qualified structural engineer as to whether the structure of the Demised Premises or the Building is being or is about to be overloaded

     (b)  To observe the weight limits prescribed for all lifts in the Building

     (c) Not to use or permit or suffer to be used any electrical or electronic apparatus or equipment that does not comply with any relevant British standard or code of practice (or any replacement thereof) relating to such apparatus or equipment and in addition not to install or use any electrical or electronic equipment or apparatus unless it has been fitted with an efficient suppresser so as to prevent any interference with radio or television reception telecommunications transmission electrical or electronic apparatus or equipment or the operation of any other equipment in the Building or in any Adjoining Property

     (d) If properly requested by any relevant public utility promptly to provide or to consent to the disclosure by the relevant public utility of details to the Management Company of the installation in or upon any part of the Building or the Estate of all video data and sound communications conducting material and associated equipment installed by or at the request of the Tenant or any undertenant

4.14 Pipes

     Not to overload or obstruct any Pipes or discharge into any Pipes any oil or grease or any noxious or deleterious substance which may cause an obstruction or become a source of danger or injure the Pipes or the drainage system of the Building or the Adjoining Property

4.15 Cooking

     Not to prepare or cook any food in the Demised Premises otherwise than in a kitchen area approved in writing by the Landlord such approval not to be unreasonably withheld and to take all necessary steps to ensure that all smells and fumes caused by permitted cooking refuse or food shall be removed from the Demised Premises in a manner and by means approved by the Landlord and in any event so as to ensure that in the reasonable opinion of the Landlord no nuisance or annoyance shall be caused to the Landlord or any of the tenants or occupiers of the Building or the Adjoining Property

4.16 Dangerous materials and use of machinery

     Not to bring in any part of the Building anything which is or is likely to become dangerous offensive combustible especially inflammable radioactive or explosive or which might increase the risk of fire or explosion or which would cause or be likely to cause nuisance disturbance or damage to the Landlord or any tenant owner or occupier of any part of the Building or the Estate PROVIDED THAT this Clause shall not prevent the use of goods and machinery utilised in connection with a modern office building and the activities carried on thereat

4.17 Heating cooling and ventilation and other systems

     (a) Not to do anything which adversely affects the heating cooling or ventilation of the Building or any other centrally controlled systems or which imposes an additional load on the heating cooling or ventilation plant and equipment or any such system beyond that which it is designed to bear

     (b) To take all steps necessary to prevent any mechanical ventilation of the Demised Premises drawing air from or exhausting air into the Common Parts of the Building

4.18 User

     (a) Not to use or occupy the Demised Premises for any purpose except for the Permitted User

     (b) Not to use the Demised Premises or any part thereof for any auction or public meeting public exhibition or public entertainment or for gambling or as a club or for the business of a turf accountancy estate agency travel agency staff or employment agency or Government Department where services are provided principally to visiting members of the public

     (c) Not to use the Demised Premises or any part thereof for any dangerous noisy noxious or offensive trade business or occupation whatsoever nor for any illegal or immoral purpose nor for residential or sleeping purposes

     (d) Not to leave the Demised Premises continuously unoccupied for more than 7 days without:-

          (i)  notifying the Landlord and

          (ii) providing such caretaking and security arrangements as the Landlord shall reasonably require in order to protect the Demised Premises and its contents and to deal with any emergency

     (e) To ensure that at all times the Landlord and the Management Company have written notice of the name home address and home telephone number of at least two keyholders of the Demised Premises

     (f) To provide the Landlord or the Management Company with a set of keys to the Demised Premises to enable the Landlord and the Management Company or their agents and others authorised by the Landlord or the Management Company to enter the Demised Premises for security purposes in accordance with the provisions of Clause 8.18 or in cases of emergency

4.19 Alterations signs and visual amenity

     (a) Not to erect any new structure in the Demised Premises or any part thereof nor to alter add to or change the exterior of the Demised Premises or the height elevation or external architectural or decorative design or appearance of the Demised Premises

     (b) Not to alter divide cut maim or remove any of the principal or load-bearing walls floors beams or columns within or enclosing the Demised Premises nor to make any other alterations or additions which affect the structure of the Building

     (c) Not to make any alterations or additions to any centrally controlled systems in the Demised Premises or the Building or the Pipes within or serving the Demised Premises or the Building without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld

     (d)  Not to make any alterations or additions not prohibited by Clause 4.19
          (a) or (b) without obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld and provided that as soon as practicable (and not more than fifteen days) following completion of the approved alterations or additions (the "Alterations") the Tenant shall supply to the Landlord (i) a set of as-built drawings showing the Alterations as actually carried out together with a complete set of updated DWG files on computer disc reflecting the changes to the Tenant's Works and (ii) a copy of the health and safety file kept available for inspection pursuant to the Construction (Design Management) Regulations 1994 and any subsequent legislation of a similar nature

       (e) Not to add to or change the lighting within the Demised Premises which lighting is visible from outside the Demised Premises without obtaining the prior written consent of the Landlord (not to be unreasonably withheld)

       (f) Not to erect or display on the exterior of the Demised Premises or in the windows thereof so as to be visible from the exterior any pole aerial advertisement or thing whatsoever save that the Tenant may display on the entrance door to the Demised Premises a sign stating the Tenant's name and business or profession on obtaining the prior written consent of the Landlord to the size style and the position thereof and the materials to be used such consent not to be unreasonably withheld

       (g) Not to install any window coverings except those which have been approved in writing by the Landlord from time to time (not to be unreasonably withheld)

       (h) Promptly to make good all damage caused to any parts of the Building or any Adjoining Property in the carrying out of any alterations or additions to the Demised Premises

4.20   Works carried out to the Demised Premises

       Without prejudice to the provisions of Clause 4.19 or to any covenants and conditions which the Landlord may reasonably require or impose in giving consent for alterations or additions to the Demised Premises to carry out any alterations additions repairs replacements or other works to or in respect of the Demised Premises promptly and in a good and workmanlike manner and in accordance with the reasonable requirements of the Landlord notified in writing to the Tenant and in particular but without prejudice to the generality thereof:-

       (a) any works the carrying out of which may in the Landlord's reasonable opinion constitute a nuisance or disrupt the businesses or activities of other tenants or occupiers of the Building or the Estate or the public shall be performed outside the hours of 9.00 am to 6.00 pm on Monday to Friday (inclusive)

       (b) any works within the Demised Premises affecting the structure of the Building or any base building systems or centrally controlled systems within the Building or the Demised Premises shall at the Landlord's reasonable option be performed at the Tenant's expense by the Landlord or the Management Company or by contractors designated by the Landlord at a reasonable time specified by the Landlord and at a reasonable cost

4.21   Alienation

4.21.1

       (a) Not to assign or charge any part or parts (as distinct from the whole) of the Demised Premises and not to agree so to do

       (b) Not to part with possession of or share the occupation of the whole or any part or parts of the Demised Premises or agree so to do (otherwise than conditionally upon obtaining the Landlord's consent in accordance with the terms of this Lease) or permit any person to occupy the same save by way of an assignment or underlease of the whole of the Demised Premises or an underlease of a Permitted Part thereof (as hereinafter defined) in accordance with the provisions of this Clause PROVIDED THAT nothing contained in this Clause shall prevent the Tenant from sharing occupation of the whole or any part or parts of the Demised Premises with a company which is and remains a Group Company of the Tenant so long as such occupation shall not create the relationship of landlord and tenant between the Tenant and the Group Company and notice of the sharing of occupation and the name of the Group Company concerned is given to the Landlord within ten
            (10) Working Days after the sharing begins

       (c) Not to underlet any part or parts of the Demised Premises (as distinct from the whole) otherwise than on the following conditions:-

            (i) each floor of the Demised Premises shall not at any time be in the occupation of more than four (4) Entities the Tenant and any Group Company of the Tenant sharing occupation with the Tenant pursuant to the proviso to Clause 4.21.1(b) counting as one

            (ii) each separate unit of accommodation to be underlet or retained shall comprise not less than four thousand square feet on a single floor and shall be capable of being occupied and used as a separate and self-contained unit with all necessary and proper services ("a Permitted Part") and

            (iii) if the Landlord shall reasonably so require, the Tenant shall obtain an acceptable guarantor for any proposed undertenant and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in the Fourth Schedule (with any necessary changes) or in such other terms as the Landlord may reasonably require and

            (iv) prior to the grant of any underlease of a Permitted Part (which comprises less than a whole floor) an order of the Court shall be obtained under the provisions of Section 38(4) of the Landlord and Tenant Act 1954 authorising the exclusion of Sections 24 to 28 of the said Act in relation to such intended underlease and the said intended underlease shall contain provisions excluding Sections 24 to 28 of the said Act

       (d) Not to underlet the whole of the Demised Premises otherwise than on the condition that if the Landlord shall reasonably so require, the Tenant shall obtain an acceptable guarantor for any proposed undertenant and such guarantor shall execute and deliver to the Landlord a deed containing covenants by that guarantor (or, if more than one, joint and several covenants) with the Landlord, as a primary obligation, in the terms contained in the Fourth Schedule (with any necessary changes) or in such other terms as the Landlord may reasonably require

       (e)

            (i) Not to underlet the whole of the Demised Premises or a Permitted Part at a fine or a premium or at a rent less than the open market rental value of the Demised Premises or (as the case may be) of a Permitted Part in each case at the time of such underlease

            (ii) No underletting of the whole or any part of the Demised Premises can take place on terms whereby any rent-free or concessionary rent period or financial inducement given is not previously approved by the Landlord

       (f) Without prejudice to the foregoing provisions not to charge or underlet the whole of the Demised Premises nor to underlet a Permitted Part without the prior written consent of the Landlord such consent not to be unreasonably withheld nor to assign the whole of the Demised Premises otherwise that in strict compliance with Clause 4.21.2

       (g) Prior to any permitted underlease to procure that the undertenant enters into direct covenants with the Landlord and the Management Company as follows:-

            (i) an unqualified covenant by the undertenant that the undertenant

                  (A) shall not assign or charge (or agree so to do) any part or parts (as distinct from the whole of the premises to be thereby demised); and

                  (B) shall not (save by way of an assignment or underlease of the whole or (if the undertenant is the undertenant of the whole of the Demised Premises) an underlease of a Permitted Part) part with possession of or share the occupation of the whole or any part of the premises to be thereby demised or agree so to do or permit any person to occupy the same

            (ii) a covenant by the undertenant that the undertenant shall not assign charge or underlet (or agree so to do) the whole of the premises to be thereby demised or underlet (or agree so to do) a Permitted Part without (in each case) obtaining the prior written consent of the Landlord such consent not to be unreasonably withheld

            (iii) a covenant by the undertenant to perform and observe all the tenant's covenants and the other provisions contained in

                  (1) this Lease (other than the payment of the rents) so far as the same are applicable to the premises to be thereby demised and including in particular (but without limitation) the conditions set out in Clause 4.21.1(c); and

                  (2)   the permitted underlease

       (h)  Every permitted underlease shall contain:-

            (i) provisions for the review of the rent thereby reserved (which the Tenant hereby covenants to operate and enforce) on an upwards only basis on the dates for review specified in the Particulars to this Lease in accordance with the provisions set out in the Third Schedule hereto mutatis mutandis and with references to "Assumed Premises" being deemed to be references to premises demised by the permitted underlease

            (ii) a covenant by the undertenant (which the Tenant hereby covenants to enforce) prohibiting the undertenant from doing or suffering any act or thing in relation to the premises underlet in breach of the provisions of this Lease

            (iii) a condition for re-entry on breach of any covenant by the undertenant

            (iv) (subject to the provisions of Clause 4.21.1(g)) the same provisions (mutatis mutandis) as are set out in Clause 4.21.2

       (i) When reasonably required to enforce the performance and observance by every such undertenant of the covenants provisions and conditions of the underlease and not at any time knowingly or formally to waive any breach of the same

       (j) To procure that the principal rent is reviewed under any permitted underlease in accordance with the terms thereof and not to agree any reviewed rent with the undertenant at less than the then open market rent and in any event not without prior consultation with the Landlord

       (k) Not to vary the terms of any permitted underlease (or agree so to do) without the prior written consent of the Landlord such consent not to be unreasonably withheld

       (l) To procure that the rents reserved by any permitted underlease shall not be commuted or payable more than one quarter in advance and not to permit the reduction of any rents reserved by any such underlease

4.21.2 (a)  For the purposes of Section 19(1A) of the Landlord and Tenant Act
            1927 it is agreed that the Landlord may withhold consent to an assignment of the whole of the Demised Premises if:-

            (i)   the proposed assignee is not an Acceptable Assignee; or

            (ii) the proposed assignee is a company which is a Group Company of the Tenant unless such proposed assignee is also an Acceptable Assignee pursuant to clause 1.1(a); or

            (iii) the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement as referred to in Clause 4.21.2(b)(i)) is any person or Entity who has the right to claim sovereign or diplomatic immunity or exemption from liability from the covenants on the part of the Tenant contained in this Lease; or

            (iv) at the time of application for consent the proposed assignee or any proposed guarantor for it (other than any guarantor under an authorised guarantee agreement as referred to in Clause 4.21.2(b)(i)) is any person or Entity in relation to whom any of the events mentioned in Clause 8.1 of this Lease would have occurred if that person or Entity were the Tenant under this Lease; or

            (v)   the Initial Rent remains unpaid; or

            (vi) in the Landlord's reasonable opinion there is a material outstanding breach of covenant on the part of the Tenant which relates to the repair of the Demised Premises unless the proposed assignee (being an Acceptable Assignee) covenants unconditionally with both the Landlord and the Management Company to remedy such breach as soon as reasonably practicable

          (b) For the purposes of S19 (lA) of the Landlord and Tenant Act 1927 and S16 of the Landlord and Tenant (Covenants) Act 1995 it is further agreed that any consent of the Landlord to an assignment of the whole of the Demised Premises may be subject to:

              (i) a condition requiring that before the Tenant completes the assignment of this Lease the Tenant and any party who has covenanted on its behalf as Surety jointly and severally execute and deliver to the Landlord a deed which shall be prepared by the Landlord's solicitors containing covenants on the part of the Tenant and the Surety in the form of those contained in the Eighth Schedule

              (ii) a condition that the assignment is completed and registered with the Landlord in accordance with Clause 4.22 within two
                    (2) months of the date of the consent and that if it is not the consent shall be void but any of the guarantees referred to in Clauses 4.21.2(b)(i) and 4.21.2(b)(iii) shall nevertheless remain in full force and effect

              (iii) a condition that before the Tenant completes the assignment of the Lease, if the Landlord acting reasonably determines it to be necessary, one or more guarantors acceptable to the Landlord, acting reasonably, covenant by deed with the Landlord in the form of guarantee set out in the Fourth Schedule

              (iv) a condition that prior to any permitted assignment it is procured that the assignee enters into a direct covenant with the Landlord and the Management Company that with effect from the date of the assignment until the first subsequent assignment which is not an excluded assignment (as the expression is defined in the Landlord and Tenant (Covenants) Act 1995) the proposed assignee will pay the rents hereby reserved and perform and observe the covenants by the Tenant contained in this Lease

          (c) Without prejudice to the provisions of Clauses 4.21.2(a) and (b) the Tenant shall not assign the whole of the Demised Premises without the prior written consent of the Landlord and except in relation to the circumstances mentioned in Clause 4.21.2(a) and the conditions mentioned in Clause 4.21.2(b) such consent shall not be unreasonably withheld. The parties agree that in considering whether or not the Landlord is reasonably withholding such consent due and proper regard shall be had to the provisions and effect of the Landlord and Tenant (Covenants) Act 1995

          (d) Clauses 4.21.2(a) and 4.21.2(b) shall operate without prejudice to the Landlord's right to refuse such consent on any other ground or grounds where such refusal would be reasonable or to impose further conditions upon the grant of consent where such imposition would be reasonable and the Landlord may at any time during the Term abandon any of the circumstances set out in Clause 4.21.2(a) and/or any of the conditions referred to in Clause 4.21.2(b) by serving written notice to that effect on the Tenant and upon service of any such notice in the circumstance(s) or condition(s) therein specified shall be deemed to be deleted from this Lease and be of no further effect

   4.21.4 Any question of whether or not any of the circumstances set out in Clause 4.21.2(a) exist in relation to a proposed assignment of the whole of the Demised Premises or as to whether any of the conditions referred to in Clause 4.21.2(b) should be imposed shall be determined by the Landlord and if the Landlord determines that any such circumstances exist and as a consequence of it wishes to withhold its consent to the proposed assignment, or that any such conditions should be imposed, the Landlord shall give written notice to that effect to the Tenant and such notification shall be binding on the Tenant unless the Tenant serves on the Landlord a counternotice ("the Counternotice") within ten (10) Working Days requiring the Landlord's determination to be reviewed by an expert in accordance with the Ninth Schedule

     4.22 Registration of dispositions

          Within twenty-one (21) days of every assignment transfer assent underlease assignment of underlease mortgage charge or any other disposition whether mediate or immediate of or relating to the whole or any part or parts of the Demised Premises to supply to the Landlord a copy certified by the Tenant's solicitors of the document evidencing or effecting such disposition and on each occasion to pay to the Landlord or its solicitors a reasonable registration fee

     4.23 Disclosure of information

          Whenever the Landlord shall reasonably request to supply full particulars of all occupations and derivative interests in the Demised Premises however remote or inferior

     4.24 Landlord's costs

          Within ten (10) Working Days of demand, to pay and indemnify the Landlord the Management Company any Superior Landlord and any mortgagee against all reasonable costs fees charges disbursements and expenses properly incurred by them:-

          (a) in relation to or in contemplation of the preparation and service of a notice under Section 146 of the Law of Property Act 1925 and of any proceedings under Section 146 or 147 of that Act (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under Section 146 is complied with by the Tenant or the Tenant is relieved under the provisions of that Act and even though forfeiture may be avoided otherwise than by relief granted by the Court)

          (b) in relation to or in contemplation of the preparation and service of all notices and schedules relating to wants of repair whenever served (but relating only to such wants of repair that accrued during the Term)

          (c) in connection with the recovery or attempted recovery of arrears of rent or other sums due from the Tenant or in procuring the remedying of the breach of any covenant by the Tenant

          (d) in relation to any application for consent required or made necessary by this Lease (such costs to include reasonable management and monitoring fees and expenses) whether or not the same is granted (except in cases where the Landlord is obliged not to unreasonably withhold its consent and the withholding of its consent is unreasonable) or whether the application be withdrawn

     4.25 Statutory requirements

          (a) At the Tenant's own expense in relation to the Demised Premises to comply in all respects with every statute now in force or which may after the date of this Lease be in force and any other obligation imposed by law and all regulations laws or directives made or issued by or with the authority of The European Commission and/or The Council of Ministers relating to the Demised Premises or their use, including the Offices, Shops and Railway Premises Act 1963, the Fire Precautions Act 1971, the Defective Premises Act 1972, the Health and Safety at Work etc. Act 1974 and the Environmental Protection Act 1990

          (b) To execute all works and provide and maintain all arrangements on or in respect of the Demised Premises or their use which are required by any statute now in force or which may after the date of this Lease be in force or by any government department, local, public or other competent authority or court of competent jurisdiction acting under or in pursuance of any statute, whether any of the same are required to be carried out by the landlord, tenant or occupier, and shall indemnify the Landlord against all costs, charges, fees and expenses of, or incidental to, the execution of any works or the provision or maintenance of any arrangements so required

          (c) Not to do or omit to be done in or near the Demised Premises any act or thing by reason of which the Landlord or any other occupier may under any statute or non-statutory regulations become liable to pay any penalty damages compensation costs charges or expenses

     4.26 Planning Acts

          (a) To comply with the provisions and requirements of the Planning Acts in relation to the Demised Premises and to indemnify and keep the Landlord indemnified against all actions proceedings demands costs expenses and liability in respect of any contravention thereof by the Tenant or those deriving title under or through it

          (b) Not to apply for planning permission or for other consents required under the Planning Acts in respect of the Demised Premises or for certificates or determinations as to lawful use without the prior written consent of the Landlord, such consent not to be unreasonably withheld where under the relevant provisions of this Lease the consent of the Landlord is not required or cannot be unreasonably withheld in respect of the matters the subject of the application

          (c) At the Tenant's own expense to obtain and, if appropriate, renew any planning permission and any other consent and serve all necessary notices required for the carrying out by the Tenant of any operations or the commencement or continuance of any use of the Demised Premises

          (d) To pay and satisfy any charge or levy that may hereafter be imposed under the Planning Acts in respect of any Development carried out by the Tenant on or at the Demised Premises

          (e) The Tenant shall not implement any planning permission or consent required under the Planning Acts before it has been produced to and approved in writing by the Landlord such approval not to be unreasonably withheld but the Landlord may refuse to approve such planning permission or consent on the grounds that any condition contained in it, or anything omitted from it, or the period referred to in it, would in the reasonable opinion of the Landlord, be or be likely to be prejudicial to the Landlord's interest in the Demised Premises or the Estate or the Adjoining Property, whether during or following the expiration or earlier determination of the Term

          (f) Unless the Landlord shall otherwise direct to carry out and complete before the expiration or sooner determination of the Term:-

               (i) any works stipulated to be carried out to the Demised Premises as a condition of any planning permission granted during the Term and implemented by the Tenant or any undertenant and

               (ii) any Development begun upon the Demised Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts

          (g) If and when called upon so to do to produce to the Landlord on demand all plans documents and other evidence as the Landlord may reasonably require in order to satisfy itself that the provisions of this Clause have been complied with in all respects

     4.27 Statutory notices

          Within fourteen (14) days after receipt of the same (or sooner if requisite having regard to the time limits stated therein) to produce to the Landlord a copy and any further particulars required by the Landlord of any notice or order or proposal for the same given to the Tenant and relevant to the Demised Premises or the occupiers thereof or of the Building or of the Estate and without delay to take all necessary steps to comply with the notice or order so far as the same is the responsibility of the Tenant and at the request of the Landlord but at the cost of the Tenant to make or join with the Landlord in making such objection or representation against or in respect of any such notice order or proposal as the Landlord shall reasonably deem expedient

     4.28 Defective premises

          Immediately upon becoming aware of the same, to give written notice to the Landlord of any defect in the Demised Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing so as to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed in relation thereto

     4.29 Fire precautions and equipment etc.

          To comply with the requirements and recommendations of the fire authority and/or the insurers of the Demised Premises and the reasonable requirements of the Landlord in relation to fire precautions affecting the Demised Premises

     4.30 Encroachments and easements

          (a) Not to stop up or obstruct any of the windows or lights belonging to the Demised Premises nor to permit any new window opening doorway passage Pipes or other encroachment or easement to be made or acquired into upon or over the Demised Premises or any part thereof and in case any person shall attempt to make or acquire any encroachment or easement to give written notice thereof to the Landlord immediately the same shall come to the notice of the Tenant and at the request of the Landlord to adopt such means as may be reasonably required by the Landlord for preventing any such encroachment or the acquisition of any such easement

           (b) Not to give to any person any acknowledgement that the Tenant enjoys the access of light to any of the windows or openings of the Demised Premises by the consent of such person nor to pay any sum of money or enter into any agreement with any person for the purpose of inducing or binding such person to abstain from obstructing the access of light to any of the windows or openings and in the event of any person doing or threatening to do anything which obstructs the access of light to any of the windows or openings forthwith to notify the Landlord of the same

    4.31   Reletting and sale notices

           Subject to Clause 8.18 to permit the Landlord at all reasonable times to enter upon the Demised Premises and affix and retain without interference upon any suitable parts of the Building (but not so as materially to affect the use and enjoyment thereof or the access of light and air to the Demised Premises) during the three (3) months preceding the expiration or sooner determination of the Term notices for reletting the same and not to remove or obscure the said notices and to permit all persons with the written authority of the Landlord to view the Demised Premises at all reasonable hours in the daytime upon prior appointment having been made

    4.32  Indemnity

           To keep the Landlord and the Management Company fully indemnified from and against all actions proceedings claims demands losses costs expenses damages and liability arising from any breach of the Tenant's covenants or other obligations contained in or documents supplemental to this Lease Provided That the Landlord and Management Company shall take such steps as shall be reasonable to mitigate such loss having regard to the nature of the breach

    4.33   Value Added Tax

    4.33.1 Where by virtue of any of the provisions of this Lease (i) the Tenant is required to pay repay or reimburse to the Landlord or the Management Company or any person or persons any rents costs charges fees expenses or any other sums or amounts whatsoever in respect of the supply of any goods and/or services by or to the Landlord or the Management Company or any other person or persons or (ii) there is a supply of goods or services deemed to be made for Value Added Tax purposes to the Tenant by the Landlord or the Management Company whether or not for payment then the Tenant shall pay in addition or (as the case may be) to keep the Landlord and the Management Company indemnified (on an after-tax basis) against:-

           (a) the amount of any Value Added Tax which is or may be chargeable on the supply of any goods and/or services as aforesaid to the Tenant against provision of a VAT invoice and

           (b) the amount of any Value Added Tax chargeable in respect of supplies or self-supplies made to the Landlord or the Management Company the cost of which is included in the calculation of the sums which the Tenant is required to pay repay or reimburse to the Landlord or the Management Company or in respect of which the Tenant is required to indemnify the Landlord or the Management Company save and to the extent where in any such case, the Landlord or the Management Company (as the case may be) obtain a credit for such Value Added Tax as "input tax" under the provisions of Sections 25 and 26 of the Value Added Tax Act 1994

          For the avoidance of doubt neither the Landlord nor the Management Company shall be under a duty to exercise or not to exercise any option or right conferred on the Landlord or the Management Company by the legislation relating to Value Added Tax (including any regulations made thereunder) so as to reduce or avoid any liability to Value Added Tax referred to in (a) or (b) above or so as to entitle or enable the Landlord or the Management Company (as the case may be) to so obtain a credit for such Value Added Tax as referred to in (b) above

4.33.2 Until (whether a result of a Landlord's election or otherwise) VAT is charged on the Rent not at any time during the Term to make an election pursuant to paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 or otherwise, the effect of which would be that VAT could be chargeable on rents payable by the Tenant to the Landlord in relation to the Demised Premises or the Building

4.33.3 If the Landlord has made an election as contemplated in Clause 6.4 hereof or if the Landlord has notified the Tenant that it is contemplating making such an election to notify the Landlord as soon as reasonably practicable of the amount of any Value Added Tax payable by the Tenant (as referred to in Clause 6.4) that is or will become Irrecoverable VAT

4.33.4 To keep the Landlord on written request informed of the extent to which any Value Added Tax payable by the Tenant as referred to in Clause 6.4 is Irrecoverable VAT

4.33.5 Upon any claim by the Tenant under Clause 6.4 to provide the Landlord with evidence acceptable to the Landlord (such evidence to comprise a certificate to that effect given by the Tenant's auditors) that any Value Added Tax payable by the Tenant is Irrecoverable VAT and specifying for each "Prescribed Accounting Period" (as that expression is used in Section 25(1) of the Value Added Tax Act 1994) of the Tenant the amount of the Irrecoverable VAT

4.33.6 If the Tenant is entitled to an indemnity payment under Clause 6.4 the Tenant shall be entitled to set such indemnity payment (together with interest at Base Rate from the date that the payment was due from the Landlord until the date of payment) off against the Value Added Tax payable under this Clause 4.33 to which that indemnity payment relates and to pay only the net amount

4.33.7 The Tenant shall notify the Landlord as soon as reasonably practicable after becoming aware of any matter giving rise to a right of indemnification under Clause 6.4 and shall consider in good faith any request made by the Landlord that the Tenant contests the recoverability as Value Added Tax of the Tenant's Irrecoverable VAT giving rise to such right of indemnification by appropriate means Provided Always that this Clause 4.33 shall not:-

          (a) impose any obligation on the Tenant to disclose any information concerning its Value Added Tax affairs to the Landlord or any other person; or

          (b) require the Tenant is initiate proceedings against H M Customs & Excise in relation to any such Tenant's Irrecoverable VAT

4.34      Regulations

          Insofar as the same relate to the Demised Premises or the activities acts or omissions of the Tenant or any undertenant or any persons under its or their control to comply or procure compliance with the Regulations

4.35      Covenants affecting reversion

          To perform and observe the provisions of the deeds and documents referred to in the Fifth Schedule hereto so far as the same are still subsisting and capable of taking effect and relate to or affect the Demised Premises

4.36      Landlord and Tenant (Covenants) Act 1995; Landlord's Release

          Not unreasonably to withhold or delay its consent to an application by the Landlord or the Landlord's Guarantor for a release of their obligations hereunder pursuant to the Landlord and Tenant (Covenants) Act 1995

5.        MANAGEMENT COMPANY'S COVENANTS

          THE Management Company COVENANTS with the Tenant and as a separate covenant with the Landlord (subject to and conditional upon the Tenant making payments in accordance with Clause 9 and subject as provided in Clauses 8.4 and 8.5) to perform and observe or procure to be performed and observed such of the Building Services (during Business Hours and at other times requested by the Tenant pursuant to Clause 8.9 hereof) and the Estate Services as shall be necessary for the reasonable beneficial enjoyment and use of the Demised Premises PROVIDED THAT neither the Landlord nor the Management Company shall be liable to the Tenant in respect of any failure or interruption or delay in the provision of any of such services caused by Force Majeure

6.        LANDLORD'S COVENANTS

          THE Landlord COVENANTS with the Tenant:-

6.1       Quiet Enjoyment

          That the Tenant paying the rents reserved by this Lease and performing and observing the covenants on the part of the Tenant herein contained may peaceably hold and enjoy the Demised Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for it

6.2       Management Company's Obligations

          To procure that the Management Company or the Landlord will perform the covenants on the part of the Management Company contained in this Lease

6.3       Superior Title

          By way of indemnity only against any claims by any Superior Landlord to pay the rents reserved by and (save insofar as the same are the responsibility of the Tenant under this Lease) observe and perform the conditions and covenants imposed on the lessee in the Superior Lease and to use all reasonable efforts to procure that the Superior Landlord observes and performs the conditions and covenants imposed on the lessor in the Superior Lease

6.4       Value Added Tax

          In the event that the Landlord shall by its voluntary act make before or during the Term an election pursuant to paragraph 2 of Schedule 10 to the Value Added Tax Act 1994 in relation to all or any part of the Demised Premises (whether with or without any other property) the Landlord shall indemnify the Tenant on written demand (on an after tax basis) for any Value Added Tax payable by the Tenant in relation to supplies made by the Landlord to the Tenant by reason of this Lease to the extent that such Value Added Tax is Irrecoverable VAT except always:-

          (a) such indemnity shall not apply where such election is made following any destruction or damage to the Building and the Landlord elects or is required to rebuild or reinstate the Building; or

          (b) where such election is made following any change of the law by virtue of which there is an increase or change in the amount or incidence of Value Added Tax incurred by the Landlord in relation to the Building or the Demised Premises unless the only effect of the change of law in question is an increase in the rate of Value Added Tax in which case the Indemnity given by the Landlord pursuant to this Clause 6.4 will after any such change apply as if the VAT rate had remained at 17.5% notwithstanding such increase in the rate; or

          (c)  where the Tenant is in breach of its covenant in Clause 4.33.2 and subject always to the Tenant having complied with the covenants on its part in Clauses 4.33.3, 4.33.4 and 4.33.5

6.5       Naming of Building

          Not to name or otherwise identify the Building except with the previous written consent of the Tenant (such consent not to be unreasonably withheld or delayed)

6.6       Use

          Not to use or permit or suffer to be used Floors 1-3 of the Building except for the Permitted Use

6.7       Public Open Space

          Not prior to 1 April 2022 to build or permit any building and to procure that there shall be no building on the area shown hatched blue on Plan 8 save first for incidental or ancillary structures consistent with its use as a public open space and secondly for skylights into the underground retail areas and to maintain the same as a public open space until 1 April 2022

6A.       DEFECTS

          The Landlord and the Tenant HEREBY COVENANT with one another in the terms set out in the Tenth Schedule

7.        INSURANCE

7.1       Landlord to insure

          THE Landlord shall insure and keep insured with some insurance company of repute or with Lloyd's Underwriters through such agency (if any) as the Landlord may from time to time determine (whether or not a Group Company of the Landlord) (subject to such exclusions excesses and limitations as may be reasonable or as may from time to time be imposed by the insurers):-

          (a) (i) the Building (including without limitation the Tenant's Category "A" Works) and

               (ii) any installations fittings and equipment resulting from the carrying out of the Tenant's Category "B" Works or from any other works (not being works to the structure of the Building or the Tenant's Category "A" Works) at any time carried out by the Tenant or any undertenant in accordance with the terms hereof (in all such cases as notified in writing to the Landlord) (all such installations fittings and equipment being hereinafter referred to as "Tenant's Insured Fittings")

               in both such cases against loss or damage by the Insured Risks in such sum as shall be the full reinstatement cost thereof including Value Added Tax architects' surveyors' and other professional fees and expenses incidental thereto the cost of shoring up demolition and site clearance and similar expenses

          (b) loss of the Rent and the rents reserved under Clauses 3(c) and 3(e) payable under this Lease (making due allowance for increases provided for in the Third Schedule) for seven (7) years or such longer period as the Landlord may from time to time reasonably deem to be necessary having regard to the likely period required for obtaining planning permission and reinstating the Building and the Tenant resuming occupation or as the Tenant may in writing request if greater

          (c) any engineering and electrical plant and machinery being part of the Building against sudden and unforeseen damage breakdown and inspection to the extent that the same is not covered by paragraph (a) of this Clause

          (d) property owner's liability and such other insurances as the Landlord may from time to time reasonably deem necessary to effect

7.2       Commissions and restriction on Tenant insuring

          (a) The Landlord shall be entitled to retain and utilise as it sees fit any reasonable and proper commission attributable to the placing of such insurances and the payment of any insurance sums and the Landlord shall use reasonable endeavours to obtain in any property insurance policy effected pursuant to the Landlord's insurance obligations set out in Clause 7.1(a)-(d) (inclusive) and at the sole cost and expense of the Tenant a waiver of subrogation against the Tenant

          (b) The Tenant shall not take out any insurances in respect of the Demised Premises or in respect of any other matters which the Landlord is required to insure under Clause 7.1

7.3       Landlord's fixtures and Tenant's Insured Fittings

          The Tenant shall notify the Landlord in writing of the full reinstatement cost of any fixtures and fittings installed at any time and which are or may become landlord's fixtures and fittings and of all Tenant's Insured Fittings for the purpose of enabling the Landlord to effect adequate insurance cover for the same

7.4       Landlord to produce evidence of insurance

          At the request of the Tenant the Landlord shall produce to the Tenant reasonable evidence of the terms of the insurance policy and the fact that the policy is subsisting and in effect and the Landlord shall notify the Tenant of any significant change of cover

7.5       Cesser of rent

          In case the Estate Common Parts the Building or in either case any part thereof shall be destroyed or damaged by any of the Insured Risks so as to render the Demised Premises unfit for use and occupation or inaccessible for the Permitted Use and to the extent that the insurance shall not have been vitiated or payment of the policy moneys refused in whole or in part as a result of some act or default of the Tenant any undertenant or occupier of any part of the Demised Premises (or those spaces designated for the use by the Tenant within the car parking area comprised within the Building) or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them then the Rent and the rents reserved under Clauses 3(c) and 3(e) or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Demised Premises or the part destroyed or damaged shall be again rendered fit for use and occupation and/or accessible or until the expiration of seven (7) years (or such other longer period as shall be insured by the Landlord) from the date of the destruction or damage (whichever is the earlier) and any dispute regarding the cesser of rent shall be referred to a single arbitrator to be appointed, in default of agreement, upon the application of either party, by or on behalf of the President for the time being of The Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Act 1996 Provided That under no circumstances shall the amount of the rents which cease to be payable hereunder exceed the amount received by the Landlord in respect of the loss of rent insurance

7.6       Destruction of the Building

          If the Building or any part thereof or any necessary access thereto is destroyed or damaged by any of the Insured Risks then:-

          (a) unless payment of the insurance moneys shall be refused in whole or in part by reason of any act or default of the Tenant any undertenant or occupier of any part of the Demised Premises or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them and

          (b) subject to the Landlord being able to obtain any necessary planning permission and all other necessary licences, approval and consents (which the Landlord shall use its reasonable endeavours to obtain but shall not be obliged to institute any appeals in any case where leading counsel advises the Landlord that there is a less than 50% chance of success) and

          (c) subject to the necessary labour and materials being and remaining available the Landlord shall (subject to Clause 7.7) FIRST rebuild and reinstate the premises so destroyed or damaged (excluding Tenant's Insured Fittings) substantially as the same were prior to any such destruction or damage (but not so as necessarily to provide accommodation identical in layout) AND SECONDLY (if any Tenant's Insured Fittings shall have been destroyed or damaged) pay to the Tenant the net proceeds (subject to the deduction of any excess by the insurers) of such insurance applicable to the Tenant's Insured Fittings (as defined in Clause 7.1(a)(ii) up to the value of the Tenant's Insured Fittings destroyed or damaged (such value in default of agreement to be settled by arbitration in the manner provided for in Clause 7.5)

     7.7  Option to determine

          If:-

          (i) during the last seven (7) years of the Term the Building or a substantial proportion thereof shall be so destroyed or damaged by any of the Insured Risks as to render the entirety of the Demised Premises unfit for or incapable of use and occupation or inaccessible then the Landlord or the Tenant may determine this Lease by giving to the other and the Management Company not less than six (6) months' written notice to be given at any time within twelve (12) months after such destruction or damage; or

          (ii) if the Building or a substantial proportion thereof shall be so destroyed or damaged by any of the Insured Risks as to render the entirety of the Demised Premises unfit for or incapable of use and occupation or inaccessible and the Landlord shall fail to rebuild and reinstate the premises so destroyed or damaged substantially as the same were prior to any such destruction or damage (but not so as necessarily to provide accommodation identical in layout) within seven (7) years of such destruction or damage either party may determine this Lease by giving to the other and the Management Company not less than three (3) months' prior written notice to be given at any time after the seventh anniversary of such damage or destruction but prior to completion of the such rebuilding or reinstatement and such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant Provided That if this Lease shall be determined then the Landlord shall not be required to rebuild or reinstate the premises so destroyed or damaged and the net proceeds of such insurance shall be applied by the Landlord as follows:-

          (b) the moneys representing loss of rents shall belong to the Landlord absolutely

          (c) the Landlord shall be first entitled absolutely to moneys representing the full reinstatement cost of the Building (excluding Tenant's Insured Fittings and Other Insured Fittings) with Value Added Tax architects' surveyors' and other professional fees and expenses incidental thereto and the cost of shoring up demolition and site clearance and similar expenses (all as estimated at the date of the Landlord's notice) having regard to the likely period required for obtaining planning permission and all other necessary consents and for reinstating the Demised Premises such estimated amount to be agreed between the Landlord and the Tenant and in default of agreement to be settled by arbitration in the manner provided for in Clause 7.5

          (d) any moneys then remaining up to the value of any Tenant's Insured Fittings destroyed or damaged (such value in default of agreement to be settled by arbitration in the manner provided for in Clause 7.5) shall belong to the Tenant absolutely and so that if other insured fittings are damaged or destroyed and have been included in the Landlord's insurance policy the moneys remaining after the expenditure required for the rebuilding and reinstatement of the Building (excluding Tenant's Insured Fittings and other insured fittings) shall be apportioned between the Demised Premises and other Lettable Areas in the Building in proportion to the respective declared values of the insured fittings therein at the date of such damage or destruction

     (e) any further moneys then remaining shall belong to the Landlord absolutely

7.8  Payment of insurance moneys refused

     If the payment of any insurance moneys is refused as a result of some act or default of the Tenant any undertenant or occupier of any part of the Demised Premises or any of their respective agents, licensees, visitors or contractors or any person under the control of any of them the Tenant shall pay to the Landlord on demand the amount so refused except to the extent that it relates to Tenant's Insured Fittings

7.9  Insurance becoming void

     Subject to the Tenant receiving a copy of the policy or relevant extracts thereof the Tenant shall not do or omit to do anything that could cause any policy of insurance in respect of or covering the Demised Premises or the Building or any Adjoining Property to become void or voidable wholly or in part nor (unless the Tenant has previously notified the Landlord and agreed to pay the increased premium) anything whereby any increased or loaded premium may become payable and the Tenant shall on demand pay to the Landlord all increased expenses incurred by the Landlord in renewing any such policy

7.10 Requirements of insurers

     The Tenant shall at all times comply with all the requirements of the Landlord's insurers so far as such requirements are notified in writing to the Tenant and relate to the Demised Premises or the conduct of persons using the Building or the Estate

7.11 Notice by Tenant

     The Tenant shall give notice to the Landlord forthwith upon the happening of any event or thing which might affect or give rise to a claim under any insurance policy relating to the Demised Premises or the Building or any Adjoining Property

7.12 Benefit of other insurances

     If the Tenant shall become entitled to the benefit of any insurance on the Demised Premises which is not effected or maintained in pursuance of the obligations herein contained then the Tenant shall apply all moneys received from such insurance (insofar as the same shall extend) in making good the loss or damage in respect of which the same shall have been received

7.13 Uninsured Risks

     In the event of the Estate Common Parts the Building or in either case any part thereof being destroyed or damaged by an uninsured risk so as to render the Demised Premises or the car parking area unfit for use and occupation or inaccessible either party may terminate this Lease by not less than one (1) month's written notice to the other and the Management Company to be given at any time after four (4) years of such damage or destruction but prior to completion of the rebuilding or reinstatement of such damage or destruction and such determination shall be without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant

7.14 Suspension of Rent Free Period

     If any damage or destruction referred to in the foregoing subclauses of this Clause 7 shall occur at any time after the date of grant of this Lease and prior to the Rent Commencement Date then the Rent Commencement Date shall be extended by one day for every day during which the Demised Premises or the spaces designated for use by the Tenant within the car parking area are unfit for occupation and use

8.   PROVISOS

     PROVIDED ALWAYS AND IT IS HEREBY AGREED AND DECLARED as follows:-

8.1  Forfeiture

     Without prejudice to any other right remedy or power herein contained or otherwise available to the Landlord or the Management Company:-

     (a) if any of the rents reserved by this Lease or any part of them shall be unpaid for fourteen (14) days after becoming payable (whether formally demanded or not) or

     (b) if any of the covenants by the Tenant contained in this Lease shall not be performed and observed or

     (c) if the Tenant for the time being, and/or the Surety (if any) (being a body corporate):-

          (i) calls, or a nominee on its behalf calls, a meeting of any of its creditors; or makes an application to the Court under Section 425 of the Companies Act 1985; or submits to any of its creditors a proposal under Part I of the Insolvency Act 1986; or enters into any arrangement, scheme, compromise, moratorium or composition with any of its creditors (whether under Part I of the Insolvency Act 1986 or otherwise); or

          (ii) has an administrative receiver or a receiver or a receiver and manager appointed in respect of the Tenant's or the Surety's property or assets or any part; or

          (iii) resolves or the directors or shareholders resolve to present a petition for an administration order in respect of the Tenant or the Surety (as the case may be); or an administrator is appointed; or

          (iv) has a winding-up petition or petition for an administration order presented against it; or passes a winding-up resolution (other than a voluntary winding-up whilst solvent for the purposes of an amalgamation or reconstruction which has the prior written approval of the Landlord); or calls a meeting of its creditors for the purposes of considering a resolution that it be wound-up voluntarily; or resolves to present its own winding-up petition; or is wound-up (whether in England or elsewhere); or has a liquidator or provisional liquidator appointed; or

          (v) shall cease for any reason to maintain its corporate existence; or is struck off the register of companies; or otherwise ceases to exist; or

          (d) if the Tenant for the time being and/or the Surety (if any) (being an individual or if more than one individual, then any one of them) makes an application to the Court for an interim order under Part VIII of the Insolvency Act 1986 or convenes a meeting of or enters into any arrangement scheme compromise moratorium or composition with any of his creditors or any of them (whether pursuant to Part VIII of the Insolvency Act 1986 or otherwise) or has a bankruptcy petition presented against him or is adjudged bankrupt or has a receiver appointed in respect of the Tenant's or the Surety's property or assets or any part; or

          (e) if analogous proceedings or events to those referred to in this Clause shall be instituted or occur in relation to the Tenant, for the time being, and/or the Surety (if any) elsewhere than in the United Kingdom; or

          (f) if the Tenant for the time being, and/or the Surety (if any) suffers any distress or execution to be levied on the Demised Premises which is not discharged in full within twenty one (21) days after the levy has been made; or becomes unable to pay its debts as and when they fall due

          THEN and in any such case the Landlord may at any time thereafter re-enter the Demised Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely cease and determine but without prejudice to any rights or remedies which may then have accrued to the Landlord or the Management Company against the Tenant in respect of any antecedent breach of any of the covenants contained in this Lease

     8.2  No implied easements

          Nothing herein contained shall impliedly confer upon or grant to the Tenant any easement right or privilege other than those expressly granted by this Lease

     8.3  Exclusion of warranty as to user

          Nothing contained in this Lease or in any agreement leading to its grant or in any consent granted by the Landlord under this Lease shall imply or warrant that the Demised Premises may be used under the Planning Acts for the use herein authorised or any use subsequently authorised

     8.4  Landlord's and Management Company's obligations

          Neither the Landlord nor the Management Company shall be liable to the Tenant in respect of any failure of the Landlord or the Management Company to perform any of their respective obligations under this Lease (except the obligation to insure pursuant to Clause 7.1) unless the Landlord or the Management Company (as the case may be acting as reasonably competent building managers) knows or ought reasonably to be aware of such failure and has failed within a reasonable time to remedy the same and then in such case the Landlord and/or the Management Company (as the case may be) shall be liable to compensate the Tenant only for loss or damage sustained by the Tenant after such reasonable time has elapsed

     8.5  Exclusion of Landlord's and Management Company's liability

          Neither the Landlord nor the Management Company shall be liable to the Tenant nor shall the Tenant have any claim against the Landlord or the Management Company in respect of:-

          (a) any failure or interruption or delay in the provision of Estate Services or Building Services caused in any case by Force Majeure but the Management Company shall use its reasonable endeavours to cause the service in question to be reinstated with the minimum of delay

          (b) any loss or damage or interference or annoyance suffered by the Tenant during the period reasonably necessary for the carrying out by the Landlord or the Management Company of works which may reasonably appear to the Landlord or the Management Company to be necessary or desirable but the Management Company shall use its reasonable endeavours to cause the service in question to be reinstated with the minimum of delay

          (c) any loss or inconvenience occasioned by the closing or breakdown of any mechanical equipment or by the failure of power supply to any mechanical equipment or whilst any repairs are carried out thereto but the Management Company shall use its reasonable endeavours to cause the service in question to be reinstated with the minimum of delay

          (d) any loss of or damage to or theft from any car using the Car Park or any loss or damage or injury suffered by any driver of or passenger in such car

     8.6 Right for Landlord to perform or to nominate another company to perform Management Company's obligations

          At any time and from time to time during the Term the Landlord may on giving written notice to the Tenant and the Management Company nominate another company to undertake or exercise or itself undertake or exercise any of the obligations rights and discretions of the Management Company herein contained in which event any references herein to the Management Company shall be construed as references to the Landlord or such nominated company and in particular (but without limitation) any payment due from the Tenant to the Management Company in respect of the relevant obligations shall be made to the Landlord or such nominated company

     8.7  Development of Adjoining Property

          (a) The Tenant shall make no objection or representation nor institute any proceedings whether by way of injunction or for damages or otherwise and shall not permit or suffer any undertenant or other occupier of or any person with any interest in any part of the Demised Premises to do any such things by reason or in consequence of any noise disturbance annoyance or inconvenience occasioned by any works by or on behalf of the Landlord or the Management Company or any member of the Landlord's Group or tenant on any Adjoining Property

          (b) The Tenant agrees with the Landlord and the Management Company that notwithstanding any other provision of this Lease the Tenant will have no claim against the Landlord or the Management Company in connection with or arising from any works carried out on beneath or in the vicinity of the Estate for the purpose of or in connection with maintenance of the London Underground or Docklands Light Railway system(s)

          (c) Not to use or carry out any works on any part of the Demised Premises or on any part of the Estate in the immediate vicinity of the Docklands Light Railway for any purpose which would materially adversely affect the construction or operation of the Docklands Light Railway or the use thereof as a railway station

     (d) Not without the prior written consent of the Landlord and the operator of the Docklands Light Railway (such consent not to be unreasonably withheld) to install or use or permit to be installed or used on the Demised Premises or on any part of the Estate in the immediate vicinity of the tracks upon which the Docklands Light Railway operates any electrical or electronic apparatus or equipment of an unusual nature which would cause interference with electrical or electronic apparatus or equipment used in connection with the operation of the Docklands Light Railway

8.8  Use of premises outside Business Hours

     If the Tenant shall desire to use and occupy the Demised Premises outside the Business Hours then subject as hereinafter provided the Tenant shall be entitled to use and occupy the Demised Premises and have access thereto and enjoy the rights hereby granted outside Business Hours on the following terms and conditions (which the Tenant hereby covenants with the Landlord and as a separate covenant with the Management Company to observe and comply with):-

     (a) the Tenant shall comply with all reasonable requirements of the Landlord or the Management Company as to use and occupation and access

     (b) the Tenant shall pay to the Management Company on demand the whole (or where the services are shared with other tenants a fair proportion as determined by the Management Company) of the costs and expenses attributable to such use or the provision of any staff services and security to the extent that such are provided at a level or to a degree which would not have been provided but for such use outside Business Hours

     (c) the Management Company shall not be obliged to provide any services to the Demised Premises or to the Building if the Management Company shall acting reasonably in the interests of good estate management consider it impractical to do so

8.9  Notices

     (a) Any demand or notice required to be made given to or served on the Tenant or the Surety under this Lease shall be in writing and shall be validly made given or served if addressed to the Tenant or the Surety respectively (and if there shall be more than one of them then any one of them) and delivered personally or sent by pre-paid registered mail addressed (in the case of a company) to its last known address and (in the case of a notice to the Tenant) the Demised Premises

     (b) Any notice required to be served on the Landlord or the Management Company shall be in writing and shall be validly given or served if addressed to the Landlord or the Management Company respectively and delivered personally or sent by pre-paid registered mail to its registered office

8.10 Invalidity of certain provisions

     If any term of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable the same shall be severable and the remainder of this Lease or the application of such term to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law

8.11 Plans drawings etc

     The Landlord and the Management Company shall have an irrevocable and assignable licence free from any copyright claim as from the expiry or sooner determination of this Lease to use and reproduce all plans drawings specifications models and other information required to be furnished by the Tenant to the Landlord under this Lease but so that the Landlord and the Management Company shall use the same only in connection with the use ownership operation maintenance and alteration of the Demised Premises and the Tenant shall deliver all such documents to the Landlord promptly upon the expiry or sooner determination of this Lease

8.12 Confidentiality provision

     (a) None of the parties to this Lease shall without the prior written consent of all the other parties to this Lease disclose or publish to any third party ("Disclosure") or wilfully or negligently permit or cause Disclosure of any financial or other details whatsoever naming the parties hereto or otherwise relating to the transaction hereby effected except:-

          (i) any details which must be the subject of Disclosure in order to comply with any Stock Exchange or any statutory requirements or the lawful requirements of any regulatory governmental or official body

          (ii) to group companies or professional advisers of each of the parties who need to know such details and who have first agreed to be bound by the provisions of this Clause 8.12)

          (iii) to the extent necessary to comply with any legal obligation or legal requirement

          (iv) to the extent necessary to comply with or give effect to the terms of this Lease

          (v) to the Inland Revenue or any other governmental, public or official body for taxation, rating or registration purposes

          (vi) to the extent they are already in the public domain, otherwise than as a result of a breach of this Clause 8.12

     (b) This Clause 8.12 shall remain in effect until the expiry of a period of 2 years from the date hereof

     (c) This Clause 8.12 shall not apply to Disclosure by or on behalf of any party to this Lease to any third parties and/or their professional advisers in pursuance of rent review arbitrations or determinations or negotiations or legal proceedings adjudications or other bona fide negotiations (including financing) or dealings with and/or relating to the Estate or any part of it including for the avoidance of doubt disclosures by the Landlord to the mortgagee or prospective mortgagee of the Estate or any part of it

8.13 Waiver etc. of regulations

     (a) The Landlord reserves the right to rescind alter or waive any of the Regulations at any time where in its reasonable judgment it deems necessary desirable or proper and no alteration or waiver in favour of one tenant of the Estate shall operate as an alteration or waiver in favour of any other tenant of the Estate

     (b) Neither the Landlord nor the Management Company shall be responsible to the Tenant for the non-observance by any tenant of the Estate or any other person of any of the Regulations

8.14 Third Party Rights

     Except as may be permitted under the law of England the parties to this Lease do not intend that any of its terms shall be enforceable by any third party and hereby negate any such effect

8.15 Applicable Law and Jurisdiction

     This Lease shall be governed by and construed in all respects in accordance with the Laws of England and proceedings in connection therewith shall be subject (and the parties hereby submit) to the non-exclusive jurisdiction of the English Courts and for the purposes of Rule 6.15 of Civil Procedure Rule 1998 and any other relevant Rules thereof the Tenant hereby irrevocably agrees that any process may be served upon it by leaving a copy addressed to it at its address as stated above or at such other address for service within England and Wales as may be notified in writing from time to time to the Landlord and the Management Company

8.16 Representations

     The Tenant acknowledges that this Lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this Lease or in written reply to enquiries raised by the Tenant's Solicitors of the Landlord's Solicitors

8.17 Provisions as to Entry

     Where in this Lease except in case of emergency any provision for entry is made subject to this clause:-

     (a) No such rights shall be exercised without prior notice to the Tenant and no such rights shall be exercised except in compliance with the Tenant's reasonable security requirements

     (b) No such rights shall be exercised if the Landlord can reasonably achieve at no additional cost a like object by another means

     (c) As little disruption as reasonably practicable shall be caused to the Tenant's business

     (d) Such rights shall be exercised only for the minimum time reasonably necessary and with the Landlord making good all damage caused to the Tenant's reasonably satisfaction

9.   SERVICE CHARGE

9.1 FOR the purpose of this Lease the following expressions shall have the following meanings:-

     (a) "Additional Building" means any building on the Estate (except for those buildings built upon parcels B-1 B-2 B-3 B-4 (including the extension known as B-4A) B-5 DS-6 DS-7 RT-1 RT-2 FC-1 FC-2 FC-3 FC-4 FC-5 FC-6 and 5 Chancellor Passage) and used or intended to be used for Office Use Retail Use or Hotel Use where in respect of that building either:-

          (i) at least two (2) years shall have elapsed since the issue of a practical completion certificate for that entire building under the building contract relating thereto; or

          (ii) at least 50% of the Net Internal Area of the Lettable Areas therein has become occupied

     (b) "Building Computing Date" means the first day of July in each year and the anniversary of that date in each succeeding year or such other date as the Management Company may from time to time nominate

     (c)  "Building Expenditure" means the aggregate of:-

          (i) all costs fees expenses and outgoings whatsoever (whether or not of a recurring nature) incurred in respect of or incidental to the provision of all or any of:-

                (1)  the Building Services and

                (2) the costs and expenses set out in Part B of the Seventh Schedule

                (whether or not the Landlord or the Management Company is obliged by this Lease to incur the same) and (when any expenditure is incurred in relation to the Building and other premises) the proportion of such expenditure which is reasonably attributable to the Building as determined from time to time by the Building Surveyor

          (ii) such sums as the Management Company shall consider desirable to set aside from time to time (which setting aside shall be deemed to be an item of expenditure actually incurred) for the purpose of providing for periodically recurring items of expenditure, whether or not of a capital nature and whether recurring at regular or irregular intervals and for anticipated expenditure in respect of any of the Building Services to be provided or other items within Part B of the Seventh Schedule (the "Building Reserve Fund")

          (iii) the cost of replacement of any item where such replacement is reasonably necessary whether or not the replacement item is of a superior quality design or utility to the item being replaced

          (iv) interest payments credited to the Tenant under Clause 9.5(b) and credited or paid to any tenants of premises within the Building under the provisions of clauses similar to the said Clause

          (v) any Value Added Tax or other tax payable on or in connection with any such items in paragraphs (i) (ii) (iii) and (iv) above (so far as not recoverable by the Management Company as an input credit)

          but shall exclude:-

          (aa) any capital expenditure incurred in the initial construction of the Building or for the purpose of the initial establishment of the services described in the Seventh Schedule

          (bb) any expenditure referable to operating charges and expenses and maintenance of any Car Park

          (cc) any expenditure arising out of damage or destruction caused by any of the Insured Risks (subject to any applicable excess and subject to the insurance not being refused in whole or in part by any act or default of the Tenant any undertenant or occupier of any part of the Demised Premises or any of their respective agents licensees visitors or constructors or any person under the control of any of them)

          and there shall be deducted from the foregoing for the purposes of calculating the Building Expenditure the following:-

          (aaa) any contributions in respect of Building Services or the costs set out in Part B of the Seventh Schedule recoverable in the relevant Building Financial Year under leases or agreements for leases relating to premises which for that Building Financial Year are not included within the definition of Y for the purposes of Clause 9.1(e)(i)

          (bbb) any revenue received from a third party (other than a tenant in its capacity as such) derived from the rendering of Building Services or any activity the cost of which is included in Part B of the Seventh Schedule and

          (ccc) any contribution in respect of the rendering of any of the Building Services or any activity the cost of which is included in Part B of the Seventh Schedule recoverable in the Relevant Financial Year where any such Building Services or other activity was provided at the request of or for the benefit of any tenants or occupiers of the Building and which would not have been provided but for such request

          (ddd) interest payments received from the Tenant under Clause 9.5(a) and from other tenants within the Building under the provisions of clauses similar to the said Clause in relation to Building Expenditure

          (eee) any contributions in respect of Building Services or the costs set out in Part B of the Seventh Schedule recoverable or which would ordinarily be expected (assuming a full service charge recovery) to be recoverable in the relevant Building Financial Year under leases or agreements for leases in favour of retailers relating to premises which for that Building Financial Year are not included within the definition of Y for the purposes of Clause 9.1(e)(i)

     (d) "Building Financial Year" means the period from a Building Computing Date to but not including the next succeeding Building Computing Date

     (e) "Building Service Charge Percentage" means the percentage calculated as follows:-

            (i) A percentage of those items of Building Expenditure attributable to the Building Services referred to in Part I of Part A of the Seventh Schedule and to the costs and expenses set out in Part I of Part B of the Seventh Schedule calculated in accordance with the following formula:-

                   X   x     100
                   -
                   Y

                   where:

                   X   =     the Net Internal Area of the Demised Premises and

                   Y   =     the aggregate Net Internal Areas of Lettable Areas
                             within the Building used or intended to be used for office purposes or uses ancillary thereto

            (ii) The proportion of each item of the Part II Expenditure attributable to the Tenant and as properly and fairly determined by the Management Company but expressed as a percentage of the Part II Expenditure

     (f) "Building Surveyor" means a chartered surveyor or firm of chartered surveyors appointed or employed by the Management Company to perform the functions of the Building Surveyor hereunder

     (g) "Estate Computing Date" means the first day of July in each year and the anniversary of that date in each succeeding year or such other date as the Management Company may from time to time nominate

     (h) "Estate Expenditure" shall have the same meaning as "Building Expenditure" save for the following alterations:-

            (i) in paragraph (i) where the words "Building and other premises" appear the words "Estate and other premises" shall be substituted therefor

            (ii) in paragraph (aa) where the word "Building" appears the words "any building or any erection within the Estate" shall be substituted therefor

            (iii) where the word "Building" appears elsewhere in the latter definition the word "Estate" shall be substituted therefor

            (iv) where reference is made to the Seventh Schedule reference shall be deemed to be made to the Sixth Schedule

            (v) there shall be incorporated as an additional sub-clause in Clause 9.1(c)

                   "(eee) any contributions in respect of Estate Services or the costs set out in Part B of the Sixth Schedule recoverable in the relevant Estate Financial Year from the tenants, occupiers or owners of premises within an Additional Building where the Landlord has excluded such

                               Additional Building from the calculation of the Estate Service Charge Percentage pursuant to sub-clause 9.1(j)"

      (i) "Estate Financial Year" means the period from an Estate Computing Date to but not including the next succeeding Estate Computing Date

      (j) "Estate Service Charge Percentage" means the percentage calculated as follows:-

            X      x         100
            -
            Y

            where:-

            X      =         the Net Internal Area of the Demised Premises and

            Y      =         the aggregate Net Internal Areas of the Lettable
                             Areas of the buildings built or intended to be built and used or intended to be used for Retail
                             Use Hotel Use or Office Use (as hereinafter defined) on those parts of the Estate known as parcels B-1 B-2 B-3 B-4 (including the extension known as B-4A) B-5 DS-6 DS-7 HQ-4 RT-1 RT-2 FC-1
                             FC-2 FC-3 FC-4 FC-5 FC-6 and 5 Chancellor Passage

            PROVIDED THAT as from each Estate Computing Date during the Term Y shall (in addition to the buildings referred to in the above definition) include the Net Internal Area of the Lettable Areas within an Additional Building where in respect of that building at that Estate Computing Date either:-

           (i) at least two (2) years shall have elapsed since the issue of a practical completion certificate for that entire building under the building contract relating thereto or

           (ii) at least 50% of the Net Internal Area of the Lettable Areas therein has become occupied

            PROVIDED FURTHER THAT the Landlord may exclude an Additional Building from Y subject to the Landlord deducting contributions recoverable from the tenants occupiers and owners of the Additional Building in respect of Estate Services from Estate Expenditure pursuant to sub-clause 9.1(l)(v)

      (k) "Estate Surveyor" has the like meaning as "Building Surveyor" save that the word "Building" in the latter definition shall be deleted and the word "Estate" substituted therefor

      (l) "Estimated Building Expenditure" means for any Building Financial Year such sum as the Management Company shall notify in writing to the Tenant as a reasonable estimate of the Building Expenditure referred to in Part I of Parts A and B of the Seventh Schedule and
            (b) the Estimated Part II Expenditure in both cases for such Building Financial Year after deducting any anticipated Building Appropriation (as defined in Clause 9.3(a)) provided that the Management Company may from time to time during any such Building Financial Year notify the Tenant in writing of a revised figure for the Estimated Building Expenditure

      (m) "Estimated Estate Expenditure" shall have the like meaning as "Estimated Building Expenditure" save that

            (i) the word "Building" where it appears in the latter definition shall be deleted and the word "Estate" substituted therefor; and

            (ii) references to the "Sixth Schedule" where they appear in the latter definition shall be deleted and references to the "Seventh Schedule" substituted therefor

      (n) "Estimated Part II Expenditure" means the estimated Building Expenditure attributable to the Building Services referred to in
            Part II of Part A of the Seventh Schedule and to the costs and expenses set out in Part II of Part B of the Seventh Schedule

      (o) "Hotel Use" means use as a hotel including uses within hotels of banqueting rooms conference facilities and areas used for Retail Use within hotels

      (p) "Office Use" means use as an office and includes banking halls and trading floors

      (q) "Part II Expenditure" means the Building Expenditure attributable to the Building Services referred to in Part II of Part A of the Seventh Schedule and to the costs and expenses set out in Part II of Part B of the Seventh Schedule

      (r) "Relevant Advance Payment" shall mean (as the case may require) the aggregate of all Estate Payments on Account made in any Estate Financial Year or the aggregate of all Building Payments on Account made in any Building Financial Year

      (s) "Relevant Estimated Expenditure" means all or any of the Estimated Estate Expenditure and the Estimated Building Expenditure as the case may require

      (t) "Relevant Expenditure" means the Estate Expenditure or the Building Expenditure as the case may require

      (u) "Relevant Financial Year" means the Estate Financial Year or the Building Financial Year as the case may require

      (v)   "Relevant Service Charge Percentage" means:

            (1) in the case of the Building Expenditure (and the Estimated Building Expenditure) each or either of the Building Service Charge Percentages as the context shall allow and

            (2) in the case of the Estate Expenditure (and the Estimated Estate Expenditure) the Estate Service Charge Percentage

      (w) "Relevant Surveyor" means the Estate Surveyor or the Building Surveyor as the case may require

      (x)   "Retail Use" means use for:-

            (1) all types of retailing including hairdressers snackbars travel agents funeral directors and showrooms

               (2) banks building societies estate agents betting offices and similar uses where the services are provided principally to visiting members of the public

               (3) restaurants cafes public houses winebars and food take aways

9.2      (a)   The Tenant covenants with the Landlord and as a separate covenant with the Management Company to pay to the Management Company:-

               (1) the Relevant Service Charge Percentage (as indicated in the last available Certificate by the Relevant Surveyor issued pursuant to Clause 9.3 but subject to the provisions of Clause 9.4) of each of the Relevant Estimated Expenditure in advance by equal quarterly instalments on the Quarterly Days during each Relevant Financial Year the first payment of each being a proportionate sum in respect of the period from and including 31 May 2002 to the next Quarterly Day to be made on the date hereof and

               (2) (if any of the Relevant Estimated Expenditure is revised as contemplated above) within 14 days after written demand the Relevant Service Charge Percentage of the amount by which any such revised figure for the Relevant Estimated Expenditure exceeds the figure previously notified to the Tenant

         (b) Each such payment made by the Tenant under Clause 9.2(a) is referred to in this Lease as (in the case of the Estimated Estate Expenditure) an "Estate Payment on Account" and (in the case of the Estimated Building Expenditure) a "Building Payment on Account"

9.3 The Management Company shall, as soon as reasonably practicable after the end of each Relevant Financial Year, prepare and send to the Tenant:-

         (a) an account or accounts, each duly certified by the Accountant, showing the Estate Expenditure and the Building Expenditure for each Relevant Financial Year and the amount (if any) which the Management Company has chosen to utilise from the Estate Reserve Fund or the Building Reserve Fund as the case may be in defraying respectively Estate Expenditure or Building Expenditure pursuant to Clause 9.7 (respectively "the Estate Appropriation" and "the Building Appropriation") and containing a fair summary of the various items comprising the Relevant Expenditure

         (b) a certificate or certificates by the Relevant Surveyor showing the Relevant Surveyor's calculation of each Relevant Service Charge Percentage for each Relevant Financial Year

         (c) a statement or statements of each Relevant Service Charge Percentage of each Relevant Expenditure for each Relevant Financial Year after taking into account as the case may require the Estate Appropriation or the Building Appropriation and the same shall (save for obvious error) be conclusive evidence for the purposes of this Lease of all matters of fact referred to in each said account certificate and statement

9.4

9.4.1 For the purposes of Clause 9.2 hereof until such time as a Certificate is issued by the Relevant Surveyor pursuant to Clause 9.3 hereof the Estate Service Charge Percentage shall be 0.9434% the Building Service Charge Percentage referred to in Clause 9.1(e)(i) shall be 26.6310% and the Building Service Charge Percentage referred to in Clause 9.1(e)(ii) shall be the proportion of each item of the Estimated Part II Expenditure properly and fairly estimated by the Management Company as likely to be attributable to the Tenant but expressed as a percentage of the Estimated Part II Expenditure

9.4.2 For the purposes of Clause 9.2 after such time as a Certificate is issued by the Relevant Surveyor pursuant to Clause 9.3 hereof the Estate Service Charge Percentage and the Building Service Charge Percentage referred to in Clause 9.1(e)(i) shall be as indicated in the last available Certificate issued by the Relevant Surveyor pursuant to Clause 9.3 hereof and the Building Service Charge Percentage referred to in Clause 9.1(e)(ii) shall be the proportion of each item of the Estimated Part II Expenditure properly and fairly estimated by the Management Company as likely to be attributable to the Tenant but expressed as a percentage of the Estimated Part II Expenditure

9.5      (a)    If the Relevant Service Charge Percentage of the Relevant
                Expenditure for any Relevant Financial Year (after taking into account as the case may require the Estate Appropriation or the Building Appropriation) shall exceed the Relevant Advance
                Payment for that Relevant Financial Year the excess together with interest thereon at the Base Rate calculated from and including as the case may require the Estate Computing Date or the Building Computing Date next following the end of that Relevant Financial Year until the date of payment shall be paid by the Tenant to the Management Company on demand or

         (b) If the Relevant Service Charge Percentage of the Relevant Expenditure for any Relevant Financial Year (after taking into account as the case may require the Estate Appropriation or the Building Appropriation) shall be less than the Relevant Advance Payment for that Relevant Financial Year the overpayment made by the Tenant together in each case with interest thereon at the Base Rate calculated as aforesaid up to the date when the next Relevant Advance Payment on Account is due shall be credited to the Tenant against the next Estate Payment on Account or Building Payment on Account as the case may require

9.6 Any omission by the Management Company to include in Relevant Expenditure in any Relevant Financial Year a sum expended in that Relevant Financial Year shall not preclude the Management Company from including such sum in Relevant Expenditure in any subsequent Relevant Financial Year as the Management Company shall reasonably determine

9.7     (a)     Each of the Estate Reserve Fund and the Building Reserve Fund
                shall be held upon trust during the period of eighty (80) years from the date of this Lease (which shall be the perpetuity period applicable hereto) respectively for the persons who from time to time shall be tenants or occupiers of the Estate or the Building and each shall be held in a separately designated interest bearing bank account and the Management Company shall utilise the same, with interest accruing thereon but after deducting tax payable thereon and on such interest in defraying expenditure of the nature referred to in Clause 9.1(c)(ii) (in the case of the Building Reserve Fund) and in the corresponding paragraph of the definition of Estate Expenditure (in the case of the Estate Reserve Fund) and at the expiry of such perpetuity period the sums standing to the credit of each of the Estate
                Reserve Fund and the Building Reserve Fund and unexpended shall be paid respectively to the persons who shall then be the tenants of the Estate or the Building in shares equal to their respective Relevant Service Charge Percentages the Management
                Company being entitled absolutely to any share payable in respect of any Lettable Area which is unlet at such time

     (b) The Management Company shall procure that upon the service by the Landlord of notice under Clause 8.6 (insofar as the same shall relate to the Estate Services) the Estate Reserve Fund and (insofar as the same shall relate to the Building Services) the Building Reserve Fund (or in each case so much thereof as remains after the defraying of such expenditure as aforesaid) shall be transferred to the Landlord or any other company nominated by the Landlord in such notice to be held upon the relevant trusts referred to in Clause 9.7(a) and upon the terms therein mentioned

9.8 If at any time or times during the Term the Management Company reasonably considers that circumstances have arisen making the Relevant Service Charge Percentage or the formula for calculating the same on the basis specified in Clause 9.1 unreasonable or inequitable the Management Company may in its absolute discretion give written notice to the Tenant requiring a variation to the Relevant Service Charge Percentage of the said formula which is fair and reasonable in all the circumstances and in the event of there being any dispute regarding such variation the matter shall be referred to a single arbitrator to be appointed in default of agreement upon the application of the Management Company or the Tenant by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration Acts 1996

9.9 The Management Company may in its absolute discretion discontinue withhold add to commence extend vary or make any alterations to any of the Estate Services or the Building Services or any of the items referred to in Part B of the Sixth and Seventh Schedules hereto from time to time if the Management Company shall reasonably deem it desirable to do so in the interests of (or for the comfort of) the owners and tenants on or for the efficient management security and operation of the Estate or the Building (as the case may be) or for any other reason in the interests of good estate management

9.10 The Tenant covenants with the Landlord and as a separate covenant with the Management Company that the Tenant will pay on demand such charge as may reasonably be determined by the Management Company in respect of any service (whether or not constituting an Estate Service or a Building Service) provided at the request of the Tenant to or for the benefit of the Tenant (whether or not exclusively) at a time or in circumstances when or in which such service would not have been provided but for such request

9.11 The provisions of this Clause shall continue to apply notwithstanding the expiration or sooner determination of the Term but only in respect of the period down to such expiration or sooner determination the Relevant Service Charge Percentage of the Relevant Expenditure payable for that Relevant Financial Year being apportioned for the said period on a daily basis

10.  NEW TENANCY

     This Lease constitutes a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995

IN WITNESS whereof this Lease has been executed by the parties as a Deed and delivered on the day and year first above written

                                 FIRST SCHEDULE
                                 Rights Granted

1.   Estate Common Parts

     The right for the Tenant and all persons authorised by the Tenant (in common with the Landlord and the Management Company and all other persons having a like right) at all times and for all proper purposes:-

     (a) to pass and repass with or without vehicles over and along all roads accesses and egresses from time to time comprised in the Estate Common Parts and intended for vehicular access leading to and from the Demised Premises and the car parking area referred to in paragraph 6 below and the public highway

     (b) to pass and repass on foot only over and along such areas as are comprised in the Estate Common Parts and intended for pedestrian access leading to and from the Demised Premises and the car parking area referred to in paragraph 6 below and the public highway

     (c) to use such parts of the Estate Common Parts as are not referred to in sub-paragraphs (a) and (b) above until such time (if any) as any of the same are adopted by the highway or other relevant authority

     Provided that the Landlord may add to extend vary or stop-up any of the same from time to time so long only as (i) in the case of sub-paragraphs
     (a) and (b) above alternative means of access and egress to the Demised Premises are available ensuring the continuance of access to and use and occupation of the Demised Premises and (ii) in the case of sub-paragraph
     (c) above so that the Tenant's use and occupation of the Demised Premises is not thereby materially and adversely affected and (iii) in all cases the facilities provided comply with all statutory and regulatory requirements and (iv) in all cases the facilities provided shall be as necessary for the use and enjoyment of the Demised Premises for all proper purposes

2.   Pipes

     The right to the free passage and running of water sewage surface water drainage gas electricity telecommunications and other services or supplies to and from the Demised Premises (subject to the Tenant not overloading or damaging the same) in and through the Pipes in the Building or any Adjoining Property serving the Demised Premises in common with the Landlord and all other persons having the like right PROVIDED ALWAYS that the Landlord may vary the route or alter all or any such services or supplies from time to time and the rights hereby granted shall thereupon apply to such services and supplies as varied or altered subject to the Landlord using its reasonable endeavours to minimise any disruption caused thereby and to ensure that so far as shall be reasonably possible no interruption in such services or supplies shall result

3.   Common Parts of the Building

     (Subject to observance by the Tenant of its obligations contained in Clause
     4.34 the right for the Tenant and all persons authorised by the Tenant (in common with the Landlord and the Management Company and all persons having a like right):-

     (a) to use for pedestrian access and egress such of the Common Parts of the Building as shall be necessary for the use and enjoyment of the Demised Premises for all proper purposes and

     (b) to use such of the passenger lifts in the Building as shall from time to time be designated for the Tenant's use for the purpose only of obtaining access to and egress from the Demised Premises and

     (c) to use such of the lavatories in the Building as shall from time to time be designated for the Tenant's use

     (d) to use any delivery area loading bay and goods lifts designated from time to time for the Tenant's use for the purpose only of vehicular access and egress for delivery in and out and loading and unloading of goods and equipment and not for any other purposes

4.   Entry to other parts of the Building

     The right (subject to the provisions of Clauses 4.19 and 4.20) for the Tenant and all other persons authorised by the Tenant in common with the Landlord and the Management Company and all others having the like rights and easements at all reasonable times to enter all necessary other parts of the Building in order to carry out works of repair or alteration to the Demised Premises or the Pipes serving the same on the following conditions:-

     (a) the Tenant shall except in case of emergency give reasonable prior written notice to the Landlord and the occupiers (if any) of such parts of its intention to exercise such rights

     (b) the Tenant shall only exercise such rights insofar as it cannot reasonably carry out such works of repair and alteration from within the Demised Premises and

     (c) the Tenant shall cause as little inconvenience and damage as reasonably possible and shall without delay make good to the reasonable satisfaction of the Landlord and the occupiers of such adjoining premises all damage thereby occasioned to such parts

5.   Support

     The right of support protection and shelter for the benefit of the Demised Premises from any other part of the Building as now enjoyed

6.   Car Parking

     Subject to observance by the Tenant of its obligations contained in Clause
     4.34 the right for the Tenant and all persons authorised by the Tenant at all times to use sixteen (16) spaces within the car parking area comprised within the Building to park motor vehicles and provided that the Landlord may from time to time designate appropriate car parking spaces and subject further to the Tenant with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to use such designated spaces for any uses ancillary to the Permitted Use of the Demised Premises provided that the Tenant shall at all times comply with all statutory requirements relating to such spaces and such use

7.   Bicycles and Motorcycles

     The right for the Tenant (in common with all other persons having the like right) and all persons authorised by the Tenant at all times to park bicycles and motorcycles within any area reasonably designated by the Landlord within the car parking area within the Building for such use PROVIDED ALWAYS that the Landlord shall provide an area to park bicycles and motorcycles

8.   List of tenant's names

     The right for the Tenant and any lawful occupiers of the Demised Premises to have their respective names and the premises occupied by them displayed in such manner and in such location as the Landlord shall from time to time reasonably prescribe in the main entrance hall of the Building

9.   Reception Area

     The right for so long as the Tenant occupies floors 5-11 (inclusive) in the Building for the Tenant at its own cost and subject to compliance with all statutory requirements to install and use a reception desk with appropriate staff and reception facilities (all at the Tenant's cost) in the ground floor lobby of the Building subject to the prior written approval of the Landlord (such approval shall not to be unreasonably withheld)

10.  Affixing of items to the structure of the Building

     The right (subject to the provisions of Clauses 4.19 and 4.20) for the Tenant and all persons authorised by the Tenant to affix to the interior surfaces of the walls columns or structural slabs enclosing the Demised Premises in such manner as will not impair the structural integrity of such walls columns or slabs

11.  Mechanical Space

     The right for the Tenant its lawful undertenants and those authorised by it to use the Mechanical Space Area solely for the installation use and maintenance of such mechanical electrical and other systems (including Telecommunications Equipment) as the Tenant may require together with all necessary rights of access to such area through such parts of the remainder of the Building as the Landlord may reasonably specify

12.  Telecommunications Equipment

12.1 Subject to:-

     (a) the Tenant first having supplied the Landlord eith details obtained the Landlord's written approval (such approval not to be unreasonably withheld) as to:-

         (i) the weight height dimensions and all other specifications of any proposed satellite dishes or other telecommunications equipment ancillary to the Tenant's permitted use of the Demised Premises ("Telecommunications Equipment") and

         (ii) the method and works of installation of the proposed Telecommunications Equipment and

     (b) the Tenant first at its sole cost and expense having obtained (where necessary) planning permission and/or the consent of any competent authority and production of copies thereof to the Landlord

     (c) the Tenant having entered into a licence to carry out alterations in the form of the licence to carry out alterations in relation to the installation of Telecommunications Equipment of even date herewith in relation to any Telecommunications Equipment not comprised within such licence of even date herewith the right to install in accordance with the method of installation, arrangements for the supply of power and location of all cables and ducts associated therewith having been previously approved by the Landlord (such approval not to be unreasonably withheld) on such area on the roof of the Building as is shown for identification purposes only hatched and edged green on Plan 9 (the "Approved Location") the Telecommunications Equipment of the weight height dimension and specification previously approved by the Landlord in accordance with the above provisions and to run cables through existing ducts from the Telecommunications Equipment to the Demised Premises and to the passage of electricity through such cables Provided Always That:-

     (a) no satellite dish shall exceed 1.8 metres in diameter

     (b) the Landlord may at any time by not less than 3 months' written notice require the removal of one or more (if applicable) of the satellite dishes or other equipment from the Approved Location to another location (the "Alternative Location") from which the reception by the satellite dish or other equipment when located would not be likely to be materially diminished from the reception at the Approved Location and in the event of service of such notice the Tenant shall forthwith supply to the Landlord full details of its relocation works for approval (such approval not to be unreasonably withheld) and following the grant of such approval shall at the Landlord's cost relocate the satellite dish or other equipment and the cables and all related equipment to the Alternative Location and shall at the Landlord's cost make good any damage or disturbance to the Approved Location

     (c) such works of installation and works of removal shall be carried out expeditiously and in a good and workmanlike manner causing the minimum of disturbance and inconvenience to the occupants and owners for the time being of the Approved Location and the Alternative Location (as the case may be)

     (d) at the discretion of the Landlord the Landlord shall be entitled to carry out the installation works in place of the Tenant and the Tenant shall reimburse the Landlord for the reasonable cost of carrying out the installation works within 10 days of written demand by the Landlord

     (e) at the discretion of the Landlord the Landlord shall be entitled at its own expense to carry out the removal works in place of the Tenant but if the Tenant shall carry out the removal works the Landlord shall reimburse the Tenant for the reasonable costs incurred by the Tenant in carrying out the removal works within 10 days of written demand by the Tenant

12.2 In exercising the right the Tenant shall cause as little inconvenience as possible to the Landlord or its tenants as reasonably practicable and shall make good without delay any damage thereby caused to the Approved Location or the Building upon which the location is situate (the "Location Building") in the exercise of such rights and shall use all reasonable endeavours to ensure that the use of the satellite dish causes no material interference with the electrical equipment in the Location Building

13.  Naming of the Building

     The right for so long as the Tenant occupies floors 3-11 (inclusive) in the Building to name the Building

                                 SECOND SCHEDULE
                           Exceptions and Reservations

The following rights and easements are excepted and reserved out of the Demised Premises to the Landlord and the Superior Landlord and all other persons authorised by either of them or having the like rights and easements subject to the provisions of Clause 8.18:-

1.   Pipes

     The right to the free passage and running of water sewage surface water drainage gas electricity telecommunications and other services or supplies to and from the Building or any Adjoining Property in and through any of the Pipes which may at any time be in under or passing through or over the Demised Premises

2.   Entry

     The right at all reasonable times upon reasonable prior notice subject to the provisions of Clause 8.18 except in cases of emergency to enter the Demised Premises in order to:-

     (a) inspect cleanse maintain repair connect to remove lay renew relay replace alter or execute any works to or in connection with the Pipes and any other services in or accessible from the Demised Premises

     (b) execute repairs decorations alterations and any other works to the Building or any Adjoining Property or to do anything which the Landlord or the Management Company may do under this Lease

     (c)  carry out the Estate Services and to carry out the Building Services

     PROVIDED THAT the person exercising the foregoing rights shall cause as little inconvenience or damage as reasonably possible and shall make good without delay any damage thereby caused to the Demised Premises

3.   Scaffolding

     The right to erect scaffolding for the purposes of repairing or cleaning the Building and any buildings now or hereafter erected on the Estate or in connection with the exercise of any of the rights mentioned in this Schedule notwithstanding that such scaffolding may temporarily restrict the access to or enjoyment and use of the Demised Premises

4.   Light and air etc.

     Without prejudice to Clause 6.8 of this Lease the rights of light air and all other easements and rights now or hereafter enjoyed by other parts of the Building or the Adjoining Property

5.   Support

     The right of support protection and shelter now or hereafter for the benefit of other parts of the Building from the Demised Premises

6.   Building on the Adjoining Property

     Without prejudice to Clause 6.8 of this Lease the right at any time to build on or execute any works to the Building or any Adjoining Property or any buildings thereon in such manner as the person exercising the right shall think fit notwithstanding the fact that the same may obstruct affect or interfere with the amenity of the Demised Premises or the passage of light and air to the Demised Premises and subject in any event to the Tenant's ability or right to object to the local planning authority in respect of such works

7.   Alteration of Common Parts

     Without prejudice to Clause 6.8 of this Lease the right to extend vary or stop-up the Estate Common Parts or the Common Parts of the Building or any part or parts thereof from time to time if the Landlord shall reasonably deem it desirable for the efficient management security and operation of the Estate or the Building or for the comfort of the owners and tenants on the Estate (but not so that the Tenant's use and occupation of the Demised Premises for the Permitted Use in accordance with all statutory and regulatory requirements is thereby materially and adversely affected)

8.   Use of Estate Common Parts and Common Parts of the Building

     Without prejudice to Clause 6.8 of this Lease the right to regulate and control the use of the Estate Common Parts and the Common Parts of the Building and to make Regulations for that purpose (but not so that the Tenant's use and occupation of the Demised Premises for the Permitted Use in accordance with all statutory and regulatory requirements is thereby materially and adversely affected)

                                 THIRD SCHEDULE
                                  Rent Reviews

1.   Definitions

     In this Schedule the following expressions shall have the following meanings:-

1.1 "Review Date" means each of the Review Dates specified in the Particulars and "Relevant Review Date" shall be construed accordingly

1.2  "Assumed Premises" means the Demised Premises on the assumption that:-

     (a) the Tenant's Works have not been carried out and (for the avoidance of doubt) the Tenant has removed all tenant's fixtures and all improvements and alterations carried out by the Tenant otherwise than pursuant to an obligation to the Landlord (reinstating and making good any damage caused to the Demised Premises in so doing) and has left the Demised Premises (constructed and fitted out as aforesaid) as clear space and

     (b) the Demised Premises have been constructed and fitted out by the Landlord at its own cost immediately prior to the grant of this Lease and in accordance with the specification and drawings annexed hereto entitled "Rent Review Specification" read on the basis that where reference is made to a minimum standard that is the actual standard provided and in accordance with the specification annexed hereto entitled "Minimum Standard Developer's Finish for Tenant's Work" and as altered from time to time by alterations carried out by and at the expense of the Landlord and improvements and alterations carried out by the Tenant pursuant to an obligation to the Landlord

1.3 "Open Market Rent" means (subject to paragraph 4 below) the clear yearly rack rent at which the Assumed Premises could reasonably be expected to be let as a whole on the open market at the Relevant Review Date by a willing landlord to a willing tenant with vacant possession and without any premium or any consideration other than rent for the grant thereof for a term of ten (10) years commencing on the Relevant Review Date and otherwise on the terms and conditions and subject to the covenants and provisions contained in this Lease other than the amount of the Rent payable hereunder and subject to the provisions for the review of the Rent contained in this Schedule and making the Assumptions but disregarding the Disregarded Matters

1.4 the "Assumptions" means the following assumptions (if not facts) at the Relevant Review Date:-

     (a) that the Assumed Premises are fit for immediate occupation and use and have been fully fitted out and equipped at the Landlord's expense to the specification described in paragraph 1.2(b) of this Schedule; and

     (b) that there shall be no discount reduction or allowance to reflect (or compensate any incoming tenant for the absence of) any rent free or concessionary rent period which reflects the time it would take for the incoming tenant to fit out the Assumed Premises so as to be ready for immediate use or any capital payment or other consideration in lieu thereof and which would be granted to the willing tenant in the open market at the relevant Review Date so that such Open Market Rent shall be that which would be payable after the expiry of any such rent free or concessionary rent period which the willing tenant shall hereby be assumed to have enjoyed or after receipt by the willing tenant of any such capital payment or other consideration in lieu thereof; and

     (c) that no work has been carried out to the Demised Premises by the Tenant any undertenant or their respective predecessors in title during the Term which has diminished the rental value of the Demised Premises; and

     (d) that if the Demised Premises or the Building have been destroyed or damaged they have been fully rebuilt and reinstated; and

     (e) that the Assumed Premises comply with all statutory and regulatory requirements as at the date of grant of this Lease; and

     (f) that all the covenants contained in this Lease on the part of the Tenant have been fully performed and observed and that all the covenants contained in this Lease on the part of the Landlord have been fully performed and observed except when the Landlord is and remains in material breach of covenant having had notice of and a reasonable period of time to remedy such breach

1.5  the "Disregarded Matters" means:-

     (a) any effect on rent of the fact that the Tenant or any Group Company of the Tenant or any undertenant or their respective predecessors in title have been in occupation of the Demised Premises or any part thereof or any part of the Building; and

     (b) any goodwill attached to the Demised Premises by reason of the business then carried on at the Demised Premises by the Tenant or any undertenant or their respective predecessors in title

     (c) any voluntary improvements carried out to the Demised Premises by the Tenant any undertenant or their respective predecessors in title

1.6  "Surveyor" means an independent chartered surveyor of not less than ten
     (10) years' standing who is a fellow of the Royal Institution of Chartered Surveyors and who is experienced in the letting or valuation of buildings similar to the Assumed Premises in the City of London and London Docklands and who is also aware of rental values elsewhere in London appointed from time to time to determine the Open Market Rent pursuant to the provisions of this Schedule and the Surveyor shall act as an arbitrator in accordance with the Arbitration Act 1996

1.7 the "President" means the President for the time being of the Royal Institution of Chartered Surveyors and includes the duly appointed deputy of the President or any person authorised by the President to make appointments on his behalf

1.8 "Rent Restrictions" means the restrictions imposed by any statute for the control of rent in force on a Review Date or on the date on which any increased rent is ascertained in accordance with this Schedule and which operate to impose any limitation whether in time or amounts on the assessment or the collection of any increase in rent or any part thereof

2.   The Rent

     From and including each Review Date the Rent shall be equal to the Open Market Rent at the Relevant Review Date as ascertained in accordance with the provisions of paragraph 3 below or as determined under the provisions of paragraph 4 below(as the case may be)

3.   Agreement or determination of the Open Market Rent

     The Open Market Rent at any Review Date may be agreed in writing at any time between the Landlord and the Tenant but if for any reason the Landlord and the Tenant have not so agreed then from a date two (2) months prior to the Review Date up to the next succeeding Review Date either the Landlord or the Tenant may by notice in writing to the other require the Open Market Rent to be determined by the Surveyor

4.   Deemed Open Market Rent

     (a) If the Open Market Rent at the first Review Date (as such Open Market Rent is ascertained pursuant to paragraph 3 above of this Schedule) is less than the Initial Rent or if the Open Market Rent at that Review Date cannot for any reason be ascertained pursuant to paragraph 3 above then for the purposes of this Schedule the Open Market Rent at such Review Date shall be deemed to be the Initial Rent

     (b) If the Open Market Rent at any subsequent Review Date (as so ascertained) is less than the Open Market Rent payable immediately preceding the Relevant Review Date as so ascertained above or determined or if the Open Market Rent at the Relevant Review Date cannot for any reason be so ascertained then for the purposes of this Schedule the Open Market Rent at the Relevant Review Date shall be deemed to be the Open Market Rent payable immediately preceding the Relevant Review Date as so ascertained or determined

5.   Appointment of Surveyor

     (a) The Surveyor (in default of agreement between the Landlord and the Tenant) shall be appointed by the President on the written application of either the Landlord or the Tenant

     (b) The Surveyor appointed under this paragraph shall act as an Arbitrator and the following provisions shall apply:

          (i) the date of the Arbitrator's award shall be deemed to be the date on which a copy of the award is served on the Landlord and the Tenant;

          (ii) the Arbitrator shall not be entitled to order the rectification, setting aside or cancellation of this Lease or any other deed;

          (iii) the Arbitrator shall have the power to order a provisional award;

          (iv) the Arbitrator shall not be entitled to require that security is provided in respect of the costs of the arbitration;

          (v) the Arbitrator shall not be entitled to make an award prior to the Relevant Rent Review Date

6.   Fees of Surveyor

     The fees and expenses of the Surveyor including the cost of his nomination shall be payable by the Landlord and the Tenant in such proportions as the Surveyor shall, at his discretion, direct

7.   Appointment of new surveyor

     If the Surveyor dies is unwilling to act or becomes incapable of acting or if for any other reason he is unable to act then either the Landlord or the Tenant may request the President to discharge the said surveyor and appoint another surveyor in his place which procedure may be repeated as many times as necessary

8.   Interim payments pending determination

     (a) In the event that by the Relevant Review Date the Rent has not been agreed or determined as aforesaid (the date of agreement or determination being herein called "the Determination Date") then in respect of the period (herein called "the Interim Period") beginning with the Relevant Review Date and ending on the day before the Quarterly Day following the Determination Date the Tenant shall pay to the Landlord Rent at the yearly rate payable immediately before the Relevant Review Date

     (b) Forthwith following the Determination Date the Tenant shall pay to the Landlord the amount (if any) by which the Rent paid on account by the Tenant under the provisions of paragraph 8(a) above in respect of the Interim Period falls short of the aggregate of Rent payable in respect of the Interim Period together with interest on each of the instalments of such shortfall at the Base Rate from the date of each relevant under payment to the date of payment

9.   Rent Restrictions

     On each occasion that Rent Restrictions shall prevent or prohibit either wholly or partially:-

     (a)  the operation of the above provisions for review of the Rent or

     (b) the normal collection and retention by the Landlord of any increase in the Rent or any instalment or part thereof

          THEN in each such case:-

          (i) the operation of such provisions for review of the Rent shall be postponed to take effect on the first date or dates thereafter upon which such operation may occur Provided that such operation shall not take place more frequently than would be the case in the absence of any Rent Restrictions throughout the Term of this Lease

          (ii) the collection of any increase or increases in the Rent shall be postponed to take effect on the first date or dates thereafter that such increase or increases may be collected and/or retained in whole or in part and on as many occasions as shall be required to ensure the collection of the whole increase

          AND until the Rent Restrictions shall be relaxed either partially or wholly the Rent shall be the maximum sum from time to time permitted by the Rent Restrictions

10.  Memoranda of reviewed rent

     As soon as the amount of any reviewed Rent has been agreed or determined memoranda thereof shall be prepared by the Landlord or its solicitors and thereupon shall be signed by or on behalf of the Landlord and the Tenant and annexed to this Lease and the counterpart thereof and the parties shall bear their own costs in respect thereof

11.  Time not of the essence

     For the purpose of this Schedule time shall not be of the essence

                                 FOURTH SCHEDULE
                             Covenants by the Surety

1.   Indemnity by Surety

     The Surety hereby covenants with the Landlord and as a separate covenant with the Management Company as a primary obligation that the Tenant or the Surety shall at all times until the Tenant shall cease to be bound by the Tenant's covenants in the Lease during the Term duly perform and observe all the covenants on the part of the Tenant contained in this Lease including the payment of the rents hereby reserved and all other sums payable under this Lease in the manner and at the times herein specified and the Surety shall indemnify and keep indemnified the Landlord and the Management Company against all claims demands losses damages liability costs fees and expenses whatsoever sustained by the Landlord or the Management Company by reason of or arising directly or indirectly out of any default by the Tenant in the performance and observance of any of its obligations or the payment of any rents and other sums

2.   Surety jointly and severally liable with Tenant

     The Surety hereby further covenants with the Landlord and as a separate covenant with the Management Company that the Surety is jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the obligations of the Tenant under this Lease and agrees that the Landlord or the Management Company in the enforcement of its rights hereunder may proceed against the Surety as if the Surety was named as the Tenant in this Lease

3.   Waiver by Surety

     The Surety hereby waives any right to require the Landlord or the Management Company to proceed against the Tenant or to pursue any other remedy whatsoever which may be available to the Landlord or the Management Company before proceeding against the Surety

4.   Postponement of claims by Surety against Tenant

     The Surety hereby further covenants with the Landlord and as a separate covenant with the Management Company that the Surety shall not claim in any liquidation bankruptcy composition or arrangement of the Tenant in competition with the Landlord or the Management Company and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy or supervisor of the Tenant and shall hold for the benefit of the Landlord and the Management Company all security and rights the Surety may have over assets of the Tenant whilst any liabilities of the Tenant or the Surety to the Landlord or the Management Company remain outstanding

5.   Postponement of participation by Surety in security

     The Surety shall not be entitled to participate in any security held by the Landlord or the Management Company in respect of the Tenant's obligations to the Landlord or the Management Company under this Lease or to stand in the place of the Landlord or the Management Company in respect of any such security until all the obligations of the Tenant or the Surety to the Landlord and the Management Company under this Lease have been performed or discharged

6.   No release of Surety

     None of the following or any combination thereof shall release discharge or in any way lessen or affect the liability of the Surety under this Lease:-

     (a) any neglect delay or forbearance of the Landlord or the Management Company in endeavouring to obtain payment of the rents or other amounts required to be paid by the Tenant or in enforcing the performance or observance of any of the obligations of the Tenant under this Lease

     (b) any refusal by the Landlord or the Management Company to accept rent tendered by or on behalf of the Tenant at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Demised Premises

     (c) any extension of time given by the Landlord or the Management Company to the Tenant

     (d)  (subject to Section 18 of the Landlord and Tenant (Covenants) Act
          1995) any variation of the terms of this Lease (including any reviews of the rent payable under this Lease) or the transfer of the Landlord's reversion or the assignment of this Lease

     (e) any change in the identity constitution structure or powers of any of the Tenant the Surety the Landlord or the Management Company or the liquidation administration or bankruptcy (as the case may be) of either the Tenant or the Surety

     (f) any legal limitation or any immunity disability or incapacity of the Tenant (whether or not known to the Landlord or the Management Company) or the fact that any dealings with the Landlord or the Management Company by the Tenant may be outside or in excess of the powers of the Tenant

     (g) any other act omission matter or thing whatsoever whereby but for this provision the Surety would be exonerated either wholly or in part (other than a release under seal given by the Landlord and/or the Management Company as the case may be)

7.   Disclaimer or forfeiture of Lease

     (a) The Surety hereby further covenants with the Landlord and the Management Company that:-

          (i) if the Crown or a liquidator or trustee in bankruptcy shall disclaim or surrender this Lease or

          (ii)  if this Lease shall be forfeited or

          (iii) if the Tenant shall cease to exist

          THEN the Surety shall if the Landlord by notice in writing given to the Surety within one hundred and eighty (180) days after such disclaimer or other event so requires accept from and execute and deliver to the Landlord a counterpart of a new lease of the Demised Premises for a term commencing on the date of the disclaimer or other event and continuing for the residue then remaining unexpired of the Term such new lease to be at the cost of the Surety and to be at the same rents and subject to the same covenants conditions and provisions as are contained in this Lease

     (b) If the Landlord shall not require the Surety to take a new lease the Surety shall nevertheless upon demand pay to the Landlord a sum equal to the Rent and other sums that would have been payable under this Lease but for the disclaimer or other event in respect of the period from and including the date of such disclaimer or other event until the expiration of one hundred and eighty (180) days therefrom or until the Landlord shall have granted a lease of the Demised Premises to a third party (whichever shall first occur)

8.   Benefit of guarantee and indemnity

     This guarantee and indemnity shall enure for the benefit of the successors and assigns of the Landlord and the Management Company respectively under this Lease without the necessity for any assignment thereof

                                 FIFTH SCHEDULE
                Matters to which the Demised Premises are subject

       In so far as the same relate to or affect the Demised Premises the matters contained in Property and
           Charges Registers of Title Numbers EGL436332 and EGL430275

                                 SIXTH SCHEDULE
                                 Estate Services

(a)  In this Schedule:-

     (i) references to "maintain" shall mean maintain inspect test service repair overhaul amend rebuild renew reinstate replace and shall include where appropriate treat wash down cleanse paint decorate empty and drain and the expression "maintenance" shall be construed accordingly

     (ii) "Services" shall mean Estate Services

     (iii) "Serviced Areas" shall mean the Estate Common Parts

(b) In deciding the extent nature and quality of the relevant service or services from time to time the Management Company shall at all times act reasonably

(c) In performing the Services and any other services hereunder the Management Company shall be entitled to employ or procure or permit the employment of managers agents contractors or others

                                     Part A
                                  the Services

Subject to paragraphs (b) and (c) above the following services to be carried out in accordance with the principles of good estate management shall constitute the Services:-

1.   Serviced Areas

     To maintain the Serviced Areas

2.   Apparatus plant machinery etc

     To maintain and operate all apparatus plant machinery and equipment comprised in or otherwise serving the Serviced Areas from time to time and the buildings housing them

3.   Pipes

     To maintain all Pipes within the Serviced Areas but (within the Estate Common Parts) only those Pipes the use of which is shared by the occupiers of more than one building on the Estate

4.   Fire alarms etc

     To maintain any smoke and/or smoke fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus and other safety equipment and ancillary apparatus and systems comprised in the Serviced Areas and in any event to maintain fire and smoke detection fire preventive and fire fighting equipment including sprinklers hydrants hosereels extinguishers fire alarms fire escapes and fire escape routes and general means of escape to the extent required to comply in relation to the Serviced Areas with statutory requirements and the requirements of responsible authorities or underwriters or insurance companies

5.   Lighting

     To keep lit at appropriate times all appropriate parts of the Serviced
     Areas

6.   Roads Malls etc open

     Without prejudice to any right of the Landlord or the Management Company hereunder so far as shall be reasonably practicable to keep open and unobstructed the access and circulation areas the roadways streets plazas malls and other vehicular and pedestrian ways and similar areas comprised in the Serviced Areas (subject only to:-

     (a)  any temporary closure from time to time or

     (b) closure at certain hours for reasons of security or operational purposes)

7.   Security surveillance and visitor control

     To provide security services and personnel including where appropriate in the Management Company's discretion closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of the Serviced Areas Provided that such services and personnel shall not extend to the Building

8.   Provision of signs and general amenities

     In the Management Company's discretion to provide and maintain direction signs and notices seats and other fixtures fittings chattels and amenities for the convenience of tenants and their visitors and for the enjoyment or better enjoyment of such parts of the Serviced Areas as are available from time to time for use by the occupiers of and visitors to the Estate and/or members of the public as the Landlord or the Management Company may determine

9.   Ornamental features gardens etc

     In the Management Company's discretion to provide and maintain hard and soft landscaping and planting within the Serviced Areas including fountains sculptures architectural artistic or ornamental features or murals and to keep all such parts of the Serviced Areas as may from time to time be laid out as landscaping (including water features) neat clean planted (where appropriate) properly tended and free from weeds and the grass cut

10.  Fixtures fittings etc

     To provide and maintain fixtures fittings furnishings finishes bins receptacles tools appliances materials equipment and other things for the maintenance appearance upkeep or cleanliness of the Serviced Areas and the provision of the services set out in this part of the Schedule

11.  Windows

     As often as the Management Company may consider desirable to clean the exterior and interior of all windows and window frames in any building included in the Serviced Areas and to provide and maintain cradles runways and carriages in connection with such cleaning

12.  Refuse

     To provide and operate or procure the provision and operation of means of collection compaction and disposal of refuse and rubbish (including litter within the Serviced Areas and if necessary pest control) from the Serviced Areas and other parts of the Estate and to provide and maintain plant and equipment for the collection compaction treatment packaging or disposal of the same

13.  Traffic

     (So far as the same are not for the time being the exclusive responsibility of a public authority) to endeavour to control so far as practicable traffic on the roads and service roads forming part of the Serviced Areas and parking therein and for that purpose to provide such working and mechanical systems as the Management Company considers appropriate including wheel clamping immobilising and removal of vehicles

14.  Energy and supply services

     To arrange the provision of water fuel oil gas heating cooling air conditioning ventilation electricity and other energy and supply services to the Estate Common Parts as may be required for use in running or operating any service to the Serviced Areas or distributed to occupiers of the Estate including so far as appropriate standby power generators and plant excluding any such energy and supply services required to operate the apparatus plant machinery and equipment referred to in the exclusion to paragraph 2 of this Part of this Schedule

15.  Water Areas and Waterside and Riverside Walkways

     To use reasonable endeavours to procure that the responsible party maintains and operates or (in the Management Company's discretion) to maintain and operate the dock water retention system comprised in or immediately adjoining the Estate and to endeavour to keep water areas within the Estate Common Parts free from debris refuse and other material and (to the extent reasonably practicable) to take reasonable steps to treat the same as necessary and to minimise pollution therein and to provide and maintain such seating security and safety equipment on any waterside walkways as the Management Company considers appropriate

16.  Transport Services

     So far as the Landlord or the Management Company considers desirable or appropriate to provide and (as circumstances permit) operate and maintain vehicles or other modes of transport staff premises and equipment for a transport service or services within or for the benefit of the Estate

17.  Other services

     To provide such other services for the benefit of the Estate or the convenience of the users or occupiers thereof as the Landlord or the Management Company may in accordance with the principles of good estate management consider desirable or appropriate

                                     Part B

1.   Staff

     The cost of staff (including direct or indirect labour) for the provision of services to the Serviced Areas and for the general management (including accountancy functions) operation and security of the Serviced Areas (including traffic control and policing) and all other incidental expenditure including but not limited to:-

     (a) salaries insurance health pensions welfare severance and other payments contributions and premiums

     (b) the cost of uniforms working clothes tools appliances materials and furniture furnishings stationery items and equipment (including telephones) for the proper performance of the duties of any such staff

     (c) providing maintaining repairing decorating and lighting any accommodation and facilities for staff including any residential accommodation for staff employed on the Serviced Areas and all rates gas electricity and other utility charges in respect thereof and any actual or notional rent for such accommodation

2.   Common Facilities

     The amount which shall require to be paid for or towards the costs charges fees and expenses in making laying repairing maintaining and lighting as the case may be any roads ways forecourts passages pavements party walls or fences party structures Pipes or other conveniences and easements whatsoever which may belong to or be capable of being used or enjoyed by the Estate in common with any Adjoining Property

3.   Transportation Facilities

     The amount which the Landlord or Management Company properly pays for or towards the maintenance and lighting of or security for transportation facilities which provide services to or for the benefit of the Estate and associated premises and areas and/or the fixtures fittings and equipment thereon but for the avoidance of doubt excluding any contributions which the Landlord or the Management Company may from time to time make towards the Canary Wharf Underground Station (excluding any park areas or other areas to be used as open spaces for the enjoyment of the public which are provided or constructed above the Canary Wharf Underground Station and party structures of such station) or the provision and operation of the Docklands Light Railway (excluding contributions the Landlord or the Management Company make towards the maintenance of the station from time to time)

4.   Outgoings

     All existing and future rates (including water rates) taxes duties charges assessments impositions and outgoings (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) payable in respect of the Serviced Areas or any part thereof

5.   Statutory requirements

     The cost of carrying out any works to the Serviced Areas required to comply with any statute

6.   Representations

     The cost of taking any steps deemed desirable or expedient by the Landlord or the Management Company for complying with making representations against or otherwise contesting the incidence of the provisions of any statute concerning town planning rating public health highways streets drainage and all other matters relating or alleged to relate to the Serviced Areas or the Estate as a whole or in which occupiers within the Estate have a common interest

7.   Fees of the Estate Surveyor and the Accountant

     The proper and reasonable fees costs charges expenses and disbursements of the Estate Surveyor and the Accountant for or in connection with the performance of the duties ascribed to the Estate Surveyor and the Accountant respectively under the provisions of Clause 9

8.   Management

     (a) The proper and reasonable fees of managing agents employed or retained by the Management Company for or in connection with the general overall management and administration and supervision of the Estate (excluding rent collection)

     (b) A fee to the Management Company in connection with the management of the Estate equal to 10% of the aggregate of the Estate Expenditure (excluding any items in this paragraph 8(a)) but so that if a firm of managing agents is appointed to manage the Estate the fee chargeable by the Management Company in any Estate Financial Year under this paragraph 8(b) shall be reduced (but not below zero) by an amount equivalent to the fees (exclusive of Value Added Tax) charged by such managing agents and included in Estate Expenditure for that Estate Financial Year pursuant to paragraph 8(a) above

9.   Insurance

     (a)  The cost of insuring (including insurance tax):-

          (i) the Serviced Areas against loss or damage by the Insured Risks in such sum as shall in the Landlord's opinion be the full reinstatement cost thereof and including architects' surveyors' and other professional fees (and Value Added Tax thereon) and expenses incidental thereto the cost of shoring up demolition and site clearance compliance with local authority requirements and similar expenses and loss of income (if any) for such period as shall be reasonable having regard to the likely period required for obtaining planning permission and reinstating the Serviced Areas

          (ii) any engineering and electrical plant and machinery being part of the Serviced Areas against sudden and unforeseen damage breakdown and inspection to the extent that the same is not covered by paragraph 9(a)(i) above

          (iii) property owners liability and public liability or such other insurances as the Landlord may from time to time deem necessary to effect

     (b)  The cost of periodic valuations for insurance purposes

     (c) Works required to the Serviced Areas in order to satisfy the insurers of the Serviced Areas

     (d) Any amount which may be deducted or disallowed by the insurers pursuant to the excess provision in the Landlord's insurance policy upon settlement or adjudication of any claim by the Landlord

10.  Public activities

     The cost of any displays concerts exhibitions or other forms of public entertainment or activity undertaken within the Serviced Areas and for the benefit or enjoyment of the Estate or its occupiers

11.  Public toilets

     The cost of providing operating and maintaining public toilet facilities within the Serviced Areas or for the benefit or enjoyment of the Estate or its occupiers

12.  Miscellaneous items

     (a) Leasing or hiring any of the items referred to in Part A or Part B of this Schedule

     (b) Interest commission and fees in respect of any moneys included in Estate Expenditure borrowed to finance the provision of services and any of the items referred to in Part A or Part B of this Schedule

                                SEVENTH SCHEDULE
                                Building Services

(a) In this Schedule references to "maintain" shall mean maintain inspect test service repair overhaul amend rebuild renew reinstate replace (in all such cases to the extent necessary to comply with statutory requirements and the requirement of responsible authorities) and shall include where appropriate treat wash down cleanse paint decorate empty and drain and the expression "maintenance" shall be construed accordingly

(b) In deciding the extent nature and quality of the relevant service or services from time to time the Management Company shall at all times act reasonably

(c) In performing the Building Services and any other services hereunder the Management Company shall be entitled to employ or procure or permit the employment of managers agents contractors or others

(d) In this Schedule the following expressions shall have the following meanings:-

     "The Base Parts of the Building" means the Common Parts of the Building but excluding:

     (i)   the passenger lifts

     (ii)  the goods lifts

     (iii) the goods loading docks and adjacent service areas

     (iv)  the lift lobbies and access corridors serving more than one tenant

     (v)   the common service corridors

     "The Core Parts" means the Retained Parts but excluding:

     (i)   the Common Parts of the Building

     (ii)  The Tenant Lavatories

     "The Tenant Lavatories" means those lavatories within the Building as shall from time to time be intended for or designated for the use of the tenants of Lettable Areas in the Building

                                     Part A
                                Building Services

     Subject to paragraphs (b) and (c) above the following services to be carried out in accordance with the principles of good estate management shall constitute the Building Services:-

                                     Part I

1.   The Core Parts

     To maintain the Core Parts

2.   Base Parts of the Building

     To keep clean and maintained the Base Parts of the Building including the windows thereof and to keep the same adequately lighted where appropriate during the Business Hours and such other hours as the Management Company may in its discretion from time to time decide

3.   Hot and cold water

     During the Business Hours to provide an adequate supply of hot and cold water to the wash basins in the Building other than in the Tenant Lavatories

4.   Air conditioning

     During the Business Hours to provide air conditioning to the Base Parts of the Building and the Core Parts as each is intended to be air conditioned to such temperatures and standards as the Management Company may from time to time reasonably consider appropriate and to maintain all equipment plant and machinery used in connection therewith other than such as is the responsibility of the Tenant

                                     Part II

1.   Lifts

     During the Business Hours to provide a lift service to the Demised Premises by the operation of the lifts now or from time to time installed and outside the Business Hours to provide such a lift service as the Management Company reasonably considers necessary or desirable in the interests of good estate management

2.   Hot and Cold Water

     During the Business Hours to provide an adequate supply of hot and cold water to the wash basis in the Tenant Lavatories

3.   Maintenance and Cleaning

     To keep clean and maintained including the windows thereof and to keep adequately lighted where appropriate during the Business Hours and such other hours as the Management Company may in its discretion from time to time decide:

     (a)  the passenger lifts serving the Demised Premises

     (b)  the goods lifts

     (c)  the goods loading docks and adjacent service areas

     (d)  the lift lobbies and access corridors serving more than one tenant

     (e)  the common service corridors

4.   Air Conditioning

     During the Business Hours to provide air conditioning to those parts of the Building which are not supplied pursuant to the provisions of Paragraph 4 of Part I of Part A of this

     Schedule and which are intended to be air conditioned to such temperatures and standards as the Management Company may from time to time reasonably consider appropriate and to maintain all equipment plant and machinery used in connection therewith other than such as is the responsibility of the Tenant

                                SEVENTH SCHEDULE
                                     Part B

                                     Part I

1.   Retained Parts

     The cost of lighting heating furnishing carpeting and equipping and (as necessary) altering the Core Parts and Base Parts of the Building including but not limited to the provision in the main entrance halls and lift lobby areas of floral decorations desks tables chairs and other fixtures and fittings

2.   Apparatus plant machinery etc

     The cost of maintaining and operating all apparatus plant machinery and equipment serving the Core Parts and the Base Parts of the Building from time to time

3.   Fire alarms etc.

     The cost of maintaining any fire alarms and ancillary apparatus and fire prevention and fire fighting equipment and apparatus and other safety equipment comprised in the Retained Parts or serving the Building and in any event of maintaining fire and smoke detection fire preventive and fire fighting equipment including sprinklers hydrants hosereels extinguishers fire alarms fire escapes and fire escape routes and general means of escape to the extent required to comply in relation to the Retained Parts with statutory requirements and the requirements of responsible authorities or underwriters or insurance companies

4.   Security and surveillance

     The cost of providing security services and personnel including in the Management Company's discretion closed circuit television and/or other plant and equipment for the purpose of surveillance and supervision of users of or visitors to the Building Provided that such services and personnel shall not extend to the Demised Premises

5.   Staff

     The cost of staff (including direct or indirect labour) for the provision of services to the Core Parts and the Base Parts of the Building and for the general management (including accountancy functions) and operation of those parts of the Building and all other incidental expenditure including but not limited to:-

     (a) salaries insurance health pension welfare severance and other payments contributions and premiums

     (b) the cost of uniforms working clothes tools appliances materials and furniture furnishings stationery items and equipment (including telephones) for the proper performance of the duties of any such staff

     (c) providing maintaining repairing decorating and lighting any accommodation and facilities for staff including any residential accommodation for staff employed on the Building and all rates gas electricity and other utility charges in respect thereof and any actual or notional rent for such accommodation

6.   Common Facilities

     The amount which shall require to be paid or contributed towards the costs charges fees and expenses in making laying repairing maintaining rebuilding decorating cleansing and lighting as the case may be any roads ways forecourts loading docks and bays passages pavements party walls or fences party structures Pipes or other conveniences and easements which may belong to or be capable of being used or enjoyed by the Building in common with any Adjoining Property

7.   Outgoings

     All existing and future rates (including water rates) taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) payable in respect of the Retained Parts of any part thereof

8.   Representations

     The cost of taking any steps deemed desirable or expedient by the Landlord or the Management Company for complying with making representations against or otherwise contesting the incidence of the provisions of any statute concerning town planning rating public health highways streets drainage and all other matters relating or alleged to relate to the Retained Parts or the Building as a whole or in which occupiers within the Building have a common interest

9.   Regulations

     The cost of compliance with the Regulations so far as the same relate to the provision of the services and other items referred to in Part I of Part A and Part I of Part B of this Schedule

10.  Miscellaneous items

     (a) Leasing or hiring any of the items referred to in Part I of Part A or
         Part I of Part B of this Schedule

     (b) Interest commission and fees in respect of any moneys included in Building Expenditure borrowed to finance the provision of services and any of the items referred to in Part I of Part A or Part I of Part B of this Schedule

                                     Part II

1.   Retained Parts

     The costs of lighting heating furnishing carpeting and equipping and (as necessary) altering:

     (a) The Tenant Lavatories

     (b) The areas of the Building identified in Paragraph 3 of Part II of Part A of this Seventh Schedule

2.   Apparatus Plant Machinery etc

     The costs of maintaining and operating all apparatus plant machinery and equipment serving the Building with the exception of the Core Parts and the Base Parts of the Building

3.   Security and surveillance

     The cost of providing security services and personnel including in the Management Company's discretion closed circuit television and/or other plant and equipment for the purpose of monitoring organising and supervising the use of any loading bays delivery areas and goods lifts within the Building Provided that such services and personnel shall not extend to the Demised Premises

4.   Provision of signs and general amenities

     The cost of providing and maintaining direction signs and notices seats and other fixtures fittings chattels and amenities for the convenience of tenants and their visitors and for the enjoyment or better enjoyment of such parts of the Common Parts of the Building as are available from time to time for use by the occupiers of and visitors to the Building and/or members of the public as the Landlord or the Management Company may determine

5.   Ornamental features gardens etc

     The cost of providing and maintaining hard and soft landscaping and planting within the Retained Parts including fountains sculptures architectural artistic or ornamental features or murals and of keeping all such parts of the Retained Parts as may from time to time be laid out as landscaping (including water features) neat clean planted (where appropriate) properly tended and free from weeds and the grass cut

6.   Fixtures fittings etc

     The cost of providing and maintaining fixtures fittings furnishings finishes bins receptacles tools appliances materials equipment and other things for the maintenance appearance upkeep or cleanliness of the Retained Parts and the provision of any services for the Building

7.   Windows

     The cost of cleaning the exterior and (save where the responsibility of a tenant) interior of all windows and window frames in the Retained Parts and of providing and maintaining cradles runways and carriages in connection with such cleaning

8.   Refuse

     The cost of providing and operating or procuring the provision and operation of means of collection compaction and disposal of refuse and rubbish (including litter within the Common Parts of the Building and if necessary pest control) from the Building and of providing and maintaining plant and equipment for the collection compaction treatment packaging or disposal of the same

9.   Energy and supply services

     The cost of the provision of water fuel oil gas heating cooling air conditioning ventilation electricity and other energy and supply services to the Building as may be required for use in running or operating any service to the Building or distributed to occupiers of the Building including so far as appropriate standby power generators and plant

10.  Other services

     (a) The cost of providing such other services for the benefit of the Building or the convenience of the occupiers thereof including without limitation a receipt and dispatch centre for items delivered by courier as the Management Company may in accordance with the principles of good estate management consider desirable or appropriate

     (b) Such costs and expenses as the Management Company reasonably considers appropriate or desirable to provide in respect of the provision of services to the car park within the Building

11.  Staff

     The cost of staff (including direct or indirect labour) for the provision of services to those parts of the Building not being Core Parts or Base Parts of the Building and for the general management (including accountancy functions) and operation of those parts of the Building and all other incidental expenditure including but not limited to:-

     (a) salaries insurance health pension welfare severance and other payments contributions and premiums

     (b) the cost of uniforms working clothes tools appliances materials and furniture furnishings stationery items and equipment (including telephones) for the proper performance of the duties of any such staff

     (c) providing maintaining repairing decorating and lighting any accommodation and facilities for staff including any residential accommodation for staff employed on the Building and all rates gas electricity and other utility charges in respect thereof and any actual or notional rent for such accommodation

12.  Common Facilities

     The amount which shall require to be paid or contributed towards the costs charges fees and expenses in making laying repairing maintaining rebuilding decorating cleansing and lighting as the case may be any roads ways forecourts loading docks and bays passages pavements party walls or fences party structures Pipes or other conveniences and easements which may belong to or be capable of being used or enjoyed by the Building in common with any Adjoining Property

13.  Outgoings

     All existing and future rates (including water rates) taxes duties charges assessments impositions and outgoings whatsoever (whether parliamentary parochial local or of any other description and whether or not of a capital or non-recurring nature) payable in respect of the Retained Parts of any part thereof

14.  Statutory requirements

     The cost of carrying out any works to the Retained Parts required to comply with any statute

15.  Representations

     The cost of taking any steps deemed desirable or expedient by the Landlord or the Management Company for complying with making representations against or otherwise contesting the incidence of the provisions of any statute concerning town planning rating public health highways streets drainage and all other matters relating or alleged to relate to the Retained Parts or the Building as a whole or in which occupiers within the Building have a common interest

16.  Regulations

     The cost of compliance with the Regulations so far as the same relate to the provision of the services and other items referred to in Part II of Part A and Part II of Part B of this Schedule

17.  Enforcement of covenants etc

     The cost of enforcing the covenants in any other leases of Lettable Areas within the Building for the general benefit of the tenants thereof as determined by the Landlord or the Management Company

18.  Fees of the Building Surveyor and the Accountant

     The proper and reasonable fees costs charges expenses and disbursements of the Building Surveyor and the Accountant for or in connection with the performance of the duties ascribed to the Building Surveyor and the Accountant respectively under the provisions of Clause 9 of this Lease

19.  Management

     (a) The proper and reasonable fees of managing agents employed or retained by the Management Company for or in connection with the general overall management and administration and supervision of the Building (excluding rent collection)

     (b) A fee to the Management Company in connection with the management of the Building such fee being equal to 10% of the Building Expenditure (excluding any items in sub-paragraph 19(a) of this paragraph 19) but so that if a firm of managing agents is appointed to manage the Building the fee chargeable by the Management Company in any Building Financial Year under this paragraph 19(b) shall be reduced (but not below zero) by an amount equivalent to the fees (exclusive of Value Added

         Tax) charged by such managing agents and included in Building Expenditure for that Building Financial Year pursuant to paragraph 19(a) above

20.  Miscellaneous items

     (a) Leasing or hiring any of the items referred to in Part II of Part A or
         Part II of Part B of this Schedule

     (b) Interest commission and fees in respect of any moneys included in Building Expenditure borrowed to finance the provision of services and any of the items referred to in Part I of Part A or Part I of Part B of this Schedule

21.  Insurance

     (a) Works required to the Building in order to satisfy the insurers of the Building

     (b) Any amount which may be deducted or disallowed by the insurers pursuant to any excess provision in the Landlord's insurance policy upon settlement or adjudication of any claim by the Landlord

22.  Decorations

     Providing and maintaining Christmas and other special decorations for the Building

23.  Staff

     The cost of employing such staff as the Management Company may in its absolute discretion deem desirable or necessary to enable it to provide all or any of the services in the Building and for the general management of the Building

24.  Name boards

     The cost of providing and installing name boards of such size and design as the Landlord or the Management Company may in its absolute discretion determine in the main entrance to the Building and at such other locations as the Landlord or the Management Company may consider desirable

25.  Generally

     Any costs and expenses (not referred to above) which the Management Company may incur in providing such other services and in carrying out such other works as the Management Company in its absolute discretion may deem desirable or necessary for the benefit of the Building or any part of it or the tenants or occupiers thereof or for securing or enhancing any amenities of or within the Building or in the interest of good estate management

26.  Building Car Park

     The cost of maintaining, lighting, equipping and (as necessary) altering any part of the car park within the Building over or in respect of which the Tenant has access or rights to pass

                                 EIGHTH SCHEDULE
              Authorised Guarantee Agreement to be given by Tenant
                         pursuant to Clause 4.21.2(b)(i)

THIS DEED is made the                day of                         20..

BETWEEN:-

(1) [                           ]whose registered office is at[
        ](registered number:                    )(the "Tenant")[and]

(2) [                           ]whose registered office is at[
        ](registered number:                    )(the "Landlord")[and]

(3) [                           ]whose registered office is at[
        ](registered number:                    )(the "Guarantor")]

WHEREAS:-

(A) This Agreement is made pursuant to the lease dated [ ] and made between [ ] (the "Lease") which expression shall include (where the context so admits) all deeds and documents supplemental to it (whether expressed to be so or not) relating to the premises at [ ] (the "Premises")

(B) The Tenant holds the Premises under the Lease and wishes to assign the Lease to [ ] (the "Assignee"), and pursuant to the Lease the Landlord's consent is required to such assignment (the "Assignment") and such consent is given subject to a condition that the Tenant [and the Guarantor] [is/are] to enter into a deed in the form of this Deed

NOW THIS DEED WITNESSES as follows:-

1.   Authorised Guarantee

     Pursuant to the condition referred to above, the Tenant covenants with the Landlord, as a primary obligation, that the Assignee or the Tenant shall, at all times during the period (the "Guarantee Period") from the completion of the Assignment until the Assignee shall have ceased to be bound by the tenant covenants (which in this Deed shall have the meaning attributed by section 28(1) of the Landlord and Tenant (Covenants) Act 1995 (the "1995 Act")) contained in the Lease (including the payment of the rents and all other sums payable under the Lease in the manner and at the times specified in the Lease), duly perform and observe the tenant covenants

2.   Tenant's liability

2.1 The Tenant agrees that the Landlord, in the enforcement of its rights under this Deed, may proceed against the Tenant as if the Tenant were the sole or principal debtor in respect of the tenant covenant in question

2.2 For the avoidance of doubt, notwithstanding the termination of the Guarantee Period the Tenant shall remain liable under this Deed in respect of any liabilities which may have accrued prior to such termination

2.3 For the avoidance of doubt the Tenant shall be liable under this Deed for any costs and expenses incurred by the Landlord in enforcing the Tenant's obligations under this Deed

3.   Disclaimer of Lease

     The Tenant further covenants with the Landlord that if the Crown or a liquidator or trustee in bankruptcy shall disclaim the Lease during the Guarantee Period the Tenant shall, if the Landlord by notice in writing given to the Tenant within six (6) months after such disclaimer, accept from and execute and deliver to, the Landlord a counterpart of a new lease of the Premises for a term commencing on the date of the disclaimer and continuing for the residue then remaining unexpired of the term of the Lease, such new lease to be at the same rents and subject to the same covenants and provisions as are contained in the Lease

4.   Supplementary provisions

     By way of provision incidental or supplementary to Clauses 1, 2 and 3 of this Deed:-

4.1  Postponement of claims by Tenant

     The Tenant further covenants with the Landlord that the Tenant shall:-

     (a) not claim in any liquidation, bankruptcy, composition or arrangement of the Assignee in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator, trustee in bankruptcy or supervisor of the Assignee;

     (b) hold for the benefit of the Landlord all security and rights the Tenant may have over assets of the Assignee whilst any liabilities of the Tenant or the Assignee to the Landlord remain outstanding; and

     (c) not exercise any right or remedy in respect of any amount paid or any liability incurred by the Tenant in performing or discharging its obligations contained in this Deed, or claim any contribution from any other guarantor

4.2  Postponement of participation by Tenant in security

     The Tenant shall not be entitled to participate in any security held by the Landlord in respect of the Assignee's obligations to the Landlord under the Lease or to stand in the place of the Landlord in respect of any such security until all the obligations of the Tenant or the Assignee to the Landlord under the Lease have been performed or discharged

4.3  No release of Tenant

     None of the following, or any combination of them, shall release, determine, discharge or in any way lessen or affect the liability of the Tenant as principal obligor under this Deed or otherwise prejudice or affect the right of the Landlord to recover from the Tenant to the full extent of this guarantee:-

     (a) any neglect, delay or forbearance of the Landlord in endeavouring to obtain payment of any rents or other amounts required to be paid by the Assignee or in enforcing the performance or observance of any of the obligations of the Assignee under the Lease;

     (b) any refusal by the Landlord to accept rent tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would after the service of a notice under Section 146 of the Law of Property Act 1925 have been entitled) to re-enter the Premises;

     (c) any extension of time given by the Landlord to the Assignee;

     (d) any reviews of the rent payable under the Lease and (subject to Section 18 of the 1995 Act) any variation of the terms of the Lease or the transfer of the Landlord's reversion;

     (e) any change in the constitution, structure or powers of either the Tenant, the Assignee or the Landlord or the liquidation, administration or bankruptcy (as the case may be) of either the Tenant or the Assignee;

     (f) any legal limitation, or any immunity, disability or incapacity of the Assignee (whether or not known to the Landlord) or the fact that any dealings with the Landlord by the Assignee may be outside, or in excess of, the powers of the Assignee;

     (g) any other deed, act, omission, failure, matter or thing whatsoever as a result of which, but for this provision, the Tenant would be exonerated either wholly or partly (other than a release executed and delivered as a deed by the Landlord or a release effected by virtue of the 1995 Act)

4.4  Costs of new lease

     The Landlord's reasonable costs in connection with any new lease granted pursuant to Clause 3 of this Deed shall be borne by the Tenant and paid to the Landlord (together with Value Added Tax) upon completion of such new lease

5.   [Guarantee]

     [If there is a guarantor, repeat the provisions set out in paragraphs 1 to 9 (inclusive) of Schedule 4]

6.   Guarantor to join in new lease

     If the Tenant shall be required to take up a new lease pursuant to Clause 3 of this Deed, the Guarantor shall join in, and execute and deliver to the Landlord a counterpart of, such new lease in order to guarantee the obligations of the Tenant under it in the terms of Schedule 4 to the Lease]

IN WITNESS whereof this deed has been executed by the Tenant and is intended to be and is hereby delivered on the date first above written

                                 NINTH SCHEDULE
                              Expert determination

1. If a Counternotice is served in accordance with Clause 4.21.4, the Landlord's determination shall be reviewed by an independent expert who shall act as an expert and not as an arbitrator and who shall be agreed or appointed in accordance with paragraphs 3 and 4. The expert shall:-

1.1 give notice to the Landlord and the Tenant inviting each of them to submit representations to him within ten (10) Working Days of the notice

1.2 give notice to each party offering each party an opportunity to make counter-submissions in respect of any such representations within ten (10) Working Days of such notice

1.3 provide his decision within ten (10) Working Days of receipt of the counter-submissions and give written reasons for his decision

2. The decision of any such expert shall be conclusive and binding on the Landlord and the Tenant. If any expert so agreed or appointed shall die or become unwilling to act or incapable of acting for any reason or fail to act with reasonable expedition, another such expert may be agreed or appointed in his place in like manner

3. If and to the extent that the Counternotice requires an expert to review the Landlord's determination that any of the circumstances set out in Clause 4.21.2(a)(i)-(iii) exist, the expert shall be a Chartered Accountant with not less than 10 years' post qualification experience immediately preceding the date of the reference to him appointed by agreement between the Landlord and the Tenant or, in the absence of such agreement within ten
     (10) Working Days, nominated at the request of either of them by the President for the time being of the Institute of Chartered Accountants in England and Wales (or his duly appointed deputy or any one authorised by him to make appointments on his behalf)

4. If and to the extent that the Counternotice requires an expert to review the Landlord's determination that any of the circumstances set out in Clauses 4.21.2(a)(iv)-(vi) exist, the expert shall be a Solicitor with not less than 10 years' post qualification experience immediately preceding the date of the reference to him appointed by agreement between the Landlord and the Tenant or, in the absence of such agreement within ten (10) Working Days, nominated at the request of either of them by the President for the time being of the Law Society in England and Wales (or his duly appointed deputy or any one authorised by him to make appointments on his behalf)

5. If and to the extent that the Counternotice requires an expert to review the Landlord's determination that any of the circumstances set out in Clauses 4.21.2(a)(vii) to (viii) exist or that any of the conditions referred to in Clause 4.21.2(b) should be imposed, the expert shall be a Chartered Surveyor with not less than 10 years' post qualification experience immediately preceding the date of the reference to him appointed by agreement between the Landlord and the Tenant or, in the absence of such agreement within ten (10) Working Days, nominated at the request of either of them by the President for the time being of the Royal Institution of Chartered Surveyors (or his duly appointed deputy or anyone authorised by him to make appointments on his behalf)

6. The fees payable to the President or any such expert shall be borne and paid by the Landlord and the Tenant in such shares and in such manner as the expert shall determine and failing any such decision in equal shares (and if one party shall pay all the fees it shall be entitled to recover from the other any appropriate share which the other should have paid)

                                 TENTH SCHEDULE
                                     Defects

1.   Interpretation

     In this Schedule the following expressions shall bear the following meanings:-

1.1 "Agreement for Lease" means the agreement for lease dated 15 November 2000 (as varied prior to the date hereof) made between Heron Quays Properties Limited (1) The Northern Trust Company (2) and Canary Wharf Group plc (3)

1.2 "Defects Costs in respect of the Base Building Works" shall have the meaning set out in the Agreement for Lease

1.3 "Defects Costs in respect of the Infrastructure Works" shall have the meaning set out in the Agreement for Lease

1.4 "Defects in the Base Building Works" shall have the meaning set out in the Agreement for Lease

1.5  "Developer" shall have the meaning set out in the Agreement for Lease

1.6 "Landlord's Contracting Team" shall have the meaning set out in the Agreement for Lease

1.7 "Latent Defective Works" shall have the meaning set out in the Agreement for Lease

1.8  "Snagging Items" shall have the meaning set out in the Agreement for Lease

2.   Snagging Items

     The Landlord shall (or shall procure that the Developer shall) as soon as reasonably practicable after Base Building Works Practical Completion (as defined in the Agreement for Lease) remedy or cause to be remedied the Snagging Items

3.   Defects in the Base Building Works

     Without prejudice to paragraph 2 (above) the Landlord shall as soon as reasonably practicable and at times to be agreed with the Tenant as provided in paragraph 4 (whether or not upon receiving notice in writing of the same from the Tenant) procure to be remedied and made good to the reasonable satisfaction of the Tenant all Defects in the Base Building Works or the Landlord shall procure that the Developer complies with its obligations under the Agreement for Lease and the Tenant shall give notice to the Landlord as soon as reasonably practicable upon becoming aware of any Defects in the Base Building Works without obligation on the Tenant to investigate and for the avoidance of doubt failure to so notify shall not relieve the Landlord of any of its obligations in this paragraph 3

4. Access to the Demised Premises to remedy Snagging Items and/or Defects in the Base Building Works

     The Tenant shall permit the Landlord the Developer and/or the Landlord's Contracting Team and all persons authorised by it at all reasonable times during normal working hours (or at any time in the event of emergency) and on giving reasonable prior written notice

     (consulting with the Tenant as to the timing of entry) to enter the Demised Premises in order to remedy any Snagging Items and/or any Defects in the Base Building Works and the persons so entering shall comply with Clause
     8.17 of this Lease and cause the minimum of disturbance reasonably practicable and shall make good to the reasonable satisfaction of the Tenant any physical damage caused thereby to the Demised Premises

5.   Defects Costs in respect of Base Building Works

     The Landlord shall (subject as set out in paragraph 7 (below) indemnify or procure that the Developer shall indemnify the Tenant in respect of any and all Defects Costs in respect of the Base Building Works and shall reimburse the same to the Tenant within ten (10) Working Days of demand

6.   Defects Costs in respect of the Infrastructure Works

     The Landlord shall indemnify or procure that the Developer shall indemnify the Tenant in respect of any and all Defects Costs in respect of the Infrastructure Works and shall reimburse the same to the Tenant within ten
     (10) Working Days of demand

7.   Tenant to notify Landlord of Latent Defective Works

     (a) Save in the case of emergency prior to the Tenant incurring any expenditure (provided that this shall not include any claim under the service charge provisions contained in this Lease) which may constitute Defects Costs in respect of the Base Building Works the Tenant shall first notify the Landlord and the Developer of the defect concerned and shall give the Landlord and the Developer a reasonable and proper period (taking into account the nature and effect of the defect and assuming prompt action diligently pursued by the Landlord and the Developer) to inspect and investigate the same

     (b) If the Landlord or the Developer acknowledges that the defect is Latent Defective Works and brings forward reasonably acceptable proposals for remedying items and implements the same promptly the Tenant shall allow the Landlord and the Developer and all workmen contractors servants or other persons required by them access to the Demised Premises at reasonable times (or at any time in the event of emergency) for the purpose of making good the Latent Defective Works, subject to Clause 8.17 of this Lease and complying with all reasonable security and safety requirements of the Tenant and the persons entering causing as little disruption and damage as is reasonably practicable to the Demised Premises and making good all physical damage whatsoever thereby caused

     (c) If the Landlord fails to comply with its obligations in paragraph 7 the Landlord or the Developer will within ten (10) Working Days of demand and provision of adequate evidence of expenditure reimburse the Tenant the Defects Costs in respect of the Base Building Works

     (d) Disputes and differences arising under this paragraph 7 shall be determined by an Independent Person acting as an expert pursuant to Clause 30 of the Agreement for Lease

8.   Landlord to have no other liability

     Subject to remedy or payment as set out in paragraphs 3, 5, 6 and 7(c) the Landlord shall:-

     (a) have no other liability to the Tenant under this Lease for costs losses damages and expenses resulting from Latent Defective Works; and

     (b) have no greater liability to the Tenant than the Developer has to the Tenant under the Agreement for Lease; and

     (c) only be liable to the Tenant to the same extent that the Developer is liable to the Tenant under the Agreement of Lease

THE COMMON SEAL of HERON QUAYS       )
(HQ4) T1 LIMITED was affixed in the  )
presence of:-                        )


Director   /s/ A. Peter Anderson II

Secretary  /s/ John Raymond Garwood



THE COMMON SEAL of HERON QUAYS       )
(HQ4) T2 LIMITED was affixed in the  )
presence of:-                        )


Director   /s/ A. Peter Anderson II

Secretary  /s/ John Raymond Garwood



THE COMMON SEAL of CANARY            )
WHARF MANAGEMENT LIMITED was         )
affixed in the presence of:-         )


Director   /s/ A. Peter Anderson II

Secretary  /s/ John Raymond Garwood



Executed as a Deed by THE NORTHERN   )
TRUST COMPANY acting by              )


/s/ Douglas Maclennan                Authorised Signatory


/s/ Mark Gossett                     Authorised Signatory